UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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ADEPT TECHNOLOGY, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ADEPT TECHNOLOGY, INC.

5960 Inglewood Drive

Pleasanton, California 94588

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 13, 2014

TO OUR STOCKHOLDERS:

You are cordially invited to attend the 2014 Annual Meeting of stockholders of Adept Technology, Inc., a Delaware corporation, to be held on Thursday, November 13, 2014 at 8:00 a.m. local time at Adept’s principal executive offices located at 5960 Inglewood Drive, Pleasanton, California 94588, for the following purposes:

1. To elect five directors to serve until the next Annual Meeting of stockholders or until their successors are duly elected and qualified;

2. To approve amendments to the Adept Technology, Inc. 2005 Equity Incentive Plan that would (i) increase the maximum aggregate number of shares issuable under the 2005 Equity Incentive Plan by 400,000 shares, (ii) increase the individual limit on annual share awards from 160,000 to 170,000 for any one participant in one calendar year and (iii) extend the 2005 Equity Incentive Plan’s termination date from June 16, 2015 to June 16, 2020;

3. To consider advisory approval of the compensation of Adept’s named executive officers;

4. To ratify the selection of Armanino LLP to serve as the independent auditors of Adept for the fiscal year ending June 30, 2015; and

5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof, including any motion to adjourn to a later date to permit further solicitation of proxies if necessary.

Whether or not you plan to attend the meeting, please vote as soon as possible.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on September 19, 2014 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

By Order of the Board of Directors of Adept Technology, Inc.

Rob Cain President, Chief Executive Officer and Assistant Secretary

Pleasanton, California

October 1, 2014

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE MEETING WHETHER OR NOT YOU ATTEND, PLEASE CAST YOUR VOTE AS INSTRUCTED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AS PROMPTLY AS POSSIBLE. IF YOU CHOSE TO RECEIVE PAPER COPIES OF YOUR PROXY MATERIALS, INCLUDING THE PROXY CARD, PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE RETURN ENVELOPE PROVIDED. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

ADEPT TECHNOLOGY, INC.

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Adept Technology, Inc., a Delaware corporation, which is referred to in this proxy statement as Adept or the Company, for use at the Annual Meeting of stockholders to be held Thursday, November 13, 2014 at 8:00 a.m. local time, or at any adjournment or postponement of the Annual Meeting, for the purposes specified in this proxy statement and in the accompanying Notice of Annual Meeting of stockholders. The Annual Meeting will be held at Adept’s principal executive offices located at 5960 Inglewood Drive, Pleasanton, California 94588.

When proxies are properly voted, whether as instructed in the Notice of Internet Availability of Proxy Materials or by dating, executing and returning a paper proxy, the shares they represent will be voted at the Annual Meeting according to the instructions of the stockholder. If no specific instructions are given, the shares will be voted:

•

FOR the election of the five nominees for directors named in this proxy statement to serve until the next Annual Meeting of stockholders or until their successors are duly elected and qualified (Proposal One);

•

FOR amendments to the Adept Technology, Inc. 2005 Equity Incentive Plan that would (i) increase the maximum aggregate number of shares issuable under the 2005 Equity Incentive Plan by 400,000 shares, (ii) increase the individual limit on annual share awards from 160,000 to 170,000 for any one participant in one calendar year and (iii) extend the 2005 Equity Incentive Plan’s termination date from June 16, 2015 to June 16, 2020 (Proposal Two);

•	FOR the advisory approval of the compensation of Adept’s named executive officers (Proposal Three);

•	FOR ratification of the selection of Armanino LLP to serve as the independent auditors of Adept for the fiscal year ending June 30, 2015 (Proposal Four); and

•

at the discretion of the proxy holders, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof, including any motion to adjourn to a later date to permit further solicitation of proxies if necessary.

Internet Availability of Proxy Materials and Annual Report

These proxy solicitation materials are available at www.proxyvote.com on or about October 1, 2014 to all stockholders entitled to vote at the Annual Meeting. A copy of Adept’s Annual Report on Form 10-K will be made available at www.proxyvote.com concurrently with these proxy solicitation materials.

Pursuant to the rules adopted by the Securities and Exchange Commission, which we refer to as the SEC, Adept is required to provide access to our proxy materials via the Internet to a website. Accordingly, Adept is furnishing proxy materials to our stockholders primarily via the Internet, rather than mailing printed copies of these materials to each stockholder. Adept believes that this process should expedite stockholders’ receipt of proxy materials, lower the costs incurred by Adept for the Annual Meeting and help to conserve natural resources. On or about October 1, 2014, Adept mailed to each stockholder of record and beneficial owners (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy

Materials, in the form of a mailing titled “Important Notice Regarding the Availability of Proxy Materials,” that contains instructions on how to access and review the proxy materials, including this proxy statement and Adept’s Annual Report on Form 10-K, on a website referred to in such notice and how to access a proxy card to vote on the Internet, by telephone or by mail. The Notice of Internet Availability of Proxy Materials also contains instructions on how to receive a paper copy of the proxy materials and how to instruct us to send future proxy materials to stockholders electronically by email. Any stockholder’s election to receive the Proxy Materials by email will remain in effect until such stockholder terminates the request. If you receive a Notice of Internet Availability of Proxy Materials by mail, you should not expect to receive a printed copy of the proxy materials unless you request one. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of Adept’s proxy materials, currently or on an ongoing basis, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

Record Date and Shares Outstanding

Stockholders of record at the close of business on September 19, 2014, referred to in this proxy statement as the record date, are entitled to notice of and to vote at the Annual Meeting. As of the record date, 13,066,054 shares of Adept’s common stock, $0.001 par value, were issued and outstanding.

Revocability of Proxies

Whether the proxy is submitted via the Internet, by telephone or by mail, any proxy given as a result of this solicitation may be revoked by the person giving it at any time before its use at the Annual Meeting by delivering to the Secretary of Adept a written notice of revocation or a duly executed proxy bearing a later date (including a telephone or Internet vote) or by attending the meeting and voting in person. Attendance at the meeting will not, by itself, be sufficient to revoke a proxy.

Voting and Quorum; Vote Required

Each holder of common stock is entitled to one vote for each share of common stock held by that stockholder on the Record Date.

Stockholders of record have three options for submitting their vote prior to the Annual Meeting: (i) vote via the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials, (ii) vote via telephone by following the instructions provided in the proxy card which can be obtained as described in the Notice of Internet Availability of Proxy Materials or (iii) complete, sign, date and mail in a paper proxy card in a pre-addressed envelope, which you can request as outlined in the Notice of Internet Availability of Proxy Materials.

If a stockholder attends the Annual Meeting, he or she may also submit his or her vote in person, and any votes that were previously submitted—whether via the Internet, by telephone or by mail—will be superseded by the vote that is cast in person at the Annual Meeting. Whether the proxy is submitted via the Internet, by telephone or by mail, if it is properly completed and submitted and if it is not revoked prior to the Annual Meeting, the shares will be voted at the Annual Meeting in the manner set forth in this proxy statement or as otherwise specified by the stockholder.

The election of directors at the Annual Meeting requires the affirmative vote of a plurality of the votes cast at the Annual Meeting. That is, if there were more than the five nominees currently proposed for election to the Board, which we do not expect, the five nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them would be elected directors. Stockholders will not be allowed to cumulate their votes in the election of directors.

A quorum comprising the holders of a majority of the outstanding shares of common stock entitled to vote on the Record Date must be present or represented by proxy to transact business at the Annual Meeting. If the persons present or represented by proxy constitute less than a majority of the outstanding stock as of the Record Date, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Abstentions and Broker Non-Votes

Abstentions will be counted as present for purposes of determining the presence or absence of a quorum. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote against a proposal. However, abstentions will have no effect on the election of directors (Proposal One) because directors are elected by plurality and the frequency receiving the highest number of votes will be the frequency approved by the stockholders on an advisory basis.

“Broker non-votes” include shares for which a bank, broker or other nominee (i.e., record) holder has not received voting instructions from the beneficial owner and for which the nominee holder does not have discretionary power to vote on a particular matter or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter. If you are a beneficial holder and do not provide specific voting instructions to your broker, the firm that holds your shares will not be authorized to vote on non-routine matters, including the election of directors and the advisory votes on the compensation of the Company’s named executive officers. The proposal regarding the amendment of the 2005 Equity Incentive Plan (Proposal Two); the advisory vote on the compensation of named executive officers (Proposal Three) and the proposal to ratify Armanino LLP as our independent auditors (Proposal Four) must be approved by a majority of the shares that are present in person or by proxy and entitled to vote on the matter. As a result, broker non-votes generally have no effect, and abstentions, which are treated as shares present or represented and voting, will count as a vote against Proposals Two, Three and Four.

If your shares are held in street name and you do not instruct your broker on how to vote your shares, your brokerage firm, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. The proposal to ratify the appointment of Armanino LLP as our independent registered public accounting firm for the current fiscal year should be treated as a routine matter. To the extent your brokerage firm votes your shares on your behalf on this proposal, your shares also will be counted as present for the purpose of determining a quorum.

Recommendations of the Board of Directors

Adept’s Board of Directors recommends that you vote FOR each of the five nominees of the Board of Directors (Proposal One), FOR amendments to the Adept Technology, Inc. 2005 Equity Incentive Plan that would (i) increase the maximum aggregate number of shares issuable under the 2005 Equity Incentive Plan by 400,000 shares, (ii) increase the individual limit on annual share awards from 160,000 to 170,000 for any one participant in one calendar year and (iii) extend the 2005 Equity Incentive Plan’s termination date from June 16, 2015 to June 16, 2020 (Proposal Two), FOR the advisory approval of the compensation of Adept’s named executive officers (Proposal Three) and FOR the ratification of the selection of Armanino LLP as Adept’s independent auditors for the fiscal year ending June 30, 2015 (Proposal Four).

Solicitation of Proxies

The cost of this solicitation will be borne by Adept, which is making this solicitation on our own behalf. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to the beneficial owners. Proxies may also be solicited by certain of our directors and officer employees, without additional compensation, personally or by telephone or facsimile.

Stockholders Sharing the Same Last Name and Address

Adept has adopted a procedure called “householding” which has been approved by the SEC, for certain beneficial owners of our common stock. In accordance with this procedure, we are delivering only one copy of the Notice of Internet Availability of Proxy Materials or, if applicable, a paper copy of the annual report and proxy statement, to certain stockholders who share the same address and have the same last name, unless we have received contrary instructions from an affected stockholder. This procedure is designed to reduce duplicate mailing and save significant printing and postage costs as well as natural resources. Stockholders who participate in householding will continue to be able to execute separate proxies.

If you received a householded mailing this year and you would like to have additional copies of our Notice of Internet Availability of Proxy Materials or, if applicable, additional copies of our annual report and proxy statement mailed to you or you would like to opt out of this practice for future mailings, please submit your request to Adept’s Secretary in writing at 5960 Inglewood Drive, Pleasanton, California 94588, or call Adept at (925) 245-3400. Adept will deliver a separate copy of the Notice of Internet Availability of Proxy Materials or, if applicable, the annual report and proxy statement to you promptly upon receipt of your request. You may also contact us at the address and phone number above if you received multiple copies of the Notice of Internet Availability of Proxy Materials or, if applicable, Annual Meeting materials and would prefer to receive a single copy in the future.

Copies of our Annual Report on Form 10-K

In addition to being available at www.proxyvote.com, copies of our Annual Report on Form 10-K are also available free of charge both on our website at www.adept.com and by request. You may request our Annual Report on Form 10-K by calling Adept Technology at (925) 245-3400, emailing us at investor.relations@adept.com or writing to us at Adept Technology, Inc., 5960 Inglewood Drive, Pleasanton, California 94588, Attention: Investor Relations.

Stockholder Proposals and Nominations

For business to be conducted or nominations to be considered at the Annual Meeting, the business or nominations must be properly brought before the meeting. Under Rule 14a-8 of Regulation 14A of the Exchange Act, any stockholder intending to submit a proposal to Adept that qualifies to be properly brought before the Annual Meeting of stockholders to be held in 2015 must (i) be a stockholder of record at the time the proposal is submitted, (ii) be entitled to vote at the Annual Meeting and is a stockholder at the time of the meeting, (iii) submit such proposal in writing to the Secretary of Adept with timely notice, no later than the close of business on June 3, 2015 (the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting) and (iv) must satisfy the other requirements of Rule 14a-8. The submission of a stockholder proposal does not guarantee that it will be included in Adept’s proxy statement or proxy.

Under Adept’s bylaws, a proposal or nomination that the stockholder seeks to bring before the Annual Meeting of stockholders must be submitted in writing to the Secretary of Adept at the principal executive offices of the corporation not later than the close of business on August 15, 2015 (the 90th day prior to the first anniversary of the preceding year’s Annual Meeting) nor earlier than the close of business on July 16, 2015 (the 120th day prior to the first anniversary of the preceding year’s Annual Meeting). If the date of the Annual Meeting of stockholders changes by more than 30 days from the date of the anniversary of the prior year’s Annual Meeting, stockholder nominations and proposals must be received no earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is fewer than one hundred (100) days prior to the date of such annual meeting, by the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. If the Board of Directors increases the number of directors to be elected to the Board of Directors and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.

Nominations and proposals must include certain information concerning the nominee or the business proposed, as applicable, the text of any proposal (including the text of any proposed resolutions or bylaw amendments), certain representations of the proponent, as well as the proponent stockholder’s ownership of Adept common stock, including, among other information as required in Adept’s Bylaws, all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act and Rule 14a-11 thereunder, or as such rules may be amended or superseded. Nominations and proposals not meeting these requirements will not be entertained at the Annual Meeting unless and until applicable law would require otherwise. For the nomination of directors, this includes, in addition to the information described above, other information regarding compensation, voting and other economic arrangements relevant to the equity ownership of such stockholder and beneficial owner and their respective affiliates or associates or others acting in concert therewith, and other arrangements or relationships with a proposed director nominee (including all information that would be required by Rule 404 promulgated under Regulation S-k), and consent thereof, as detailed in Section 2.11 of the Adept Bylaws. As to any other business that the stockholder proposes to bring before the meeting, the proposal must include a brief description, the reasons for, any material interest in and arrangements relevant to, and include the text of, the business and proposal desired to be brought before the meeting.

As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the following information also must be provided: (i) the name and address of such stockholder and of such beneficial owner and of their respective affiliates or associates or others acting in concert, (ii) the common stock owned beneficially and of record by such stockholder and such beneficial owner and their respective affiliates or associates or others acting in concert, (iii) any security or similar right, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Company, or any transaction designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Company (any of the foregoing, referred to as a Derivative Instrument), directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, (iv) any arrangement pursuant to which such stockholder has a right to vote any class or series of shares of the Company, (v) any arrangement, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such stockholder, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Company incurred by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder with respect to any class or series of the shares of the Company, or is a “short interest”, (vi) any rights to dividends on the shares of the Company owned beneficially by such stockholder that are separated or separable from the underlying shares of the Company, (vii) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner, (viii) any performance-related fees based on any increase or decrease in the value of shares of the Company or Derivative Instruments, (ix) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Company held by such stockholder, (x) any direct or indirect interest of such stockholder in any contract with the Company, any affiliate of the Company or any principal competitor of the Company, (xi) certain representations regarding entitlement to vote and group participation and (xii) any other required to be disclosed in a proxy statement or other filings required in a contested election pursuant to Section 14 of the Exchange Act. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

See “Director Designations” for a discussion of certain stockholder designation rights.

PROPOSAL ONE: ELECTION OF DIRECTORS

Information about our Board of Directors

Our Board currently consists of six members. Each of the following five members of the Board has been nominated for reelection at the Annual Meeting. Mr. Juelis will not stand for re-election so that his service will terminate on the date of the Annual Meeting. Members of the Board are elected to serve for a one-year term until the next annual meeting, and until such director’s successor is elected and qualified or until such director’s earlier death, disqualification, resignation or removal.

Listed below are the nominees:

Name of Nominee	Age	Current Position(s) with Adept	Director Since
Benjamin A. Burditt	56	Director	2011
Rob Cain	49	Director; President and Chief Executive Officer	2013
Martin M. Hale, Jr.	42	Director	2012
Michael P. Kelly	66	Chairman of the Board	1997
Herbert J. Martin	73	Director	2006

Unless otherwise instructed, the proxy holders will vote the proxies received by them for Adept’s nominees named above and for any additional nominees named by the Board as discussed in this paragraph. In the event that any nominee of Adept is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who will be designated by the current Board of Directors to fill the vacancy. Adept is not aware of any nominee who will be unable or will decline to serve as a director.

Business Experience of Nominees

Biographical information for our Directors is set forth below, together with the specific qualifications, skills and experiences leading the Nominating and Corporate Governance Committee and the Board to conclude that they should serve as directors of the Company.

Benjamin A. Burditt has served as a director of Adept since August 2011. Since January 2011, he has served as a Managing Partner of Princeton Strategic Advisors LLC, a management consulting firm. From 2004 to December 2010, Mr. Burditt served as Partner for Special Situations Fund, where he invested in microcap stocks across several industry sectors including technology and health care. Previously, he co-founded Scripps Ventures LLC and served as its Senior Vice President, where he invested in early stage companies and served on the boards of several portfolio companies. Prior to this, Mr. Burditt served as a Senior Vice President of United Media, where he oversaw a comprehensive restructuring of the organization. Previously Mr. Burditt served as a Senior Engagement Manager at McKinsey & Company, Inc. where he worked with senior management teams of large multinational companies on strategic, operational and organizational issues. Prior to this, Mr. Burditt was an Associate at Prudential-Bache Securities. Since 2010, he has served on the board of Pardee Resources Company, a natural resources management company. Mr. Burditt holds a B.A. from Middlebury College and an M.B.A. from Yale University.

Mr. Burditt was initially designated in 2011 by Special Situations Fund as a director nominee when first elected to the Board, pursuant to its rights under the purchase agreement related to Adept’s 2003 common stock financing as discussed under the heading “Director Designations” below. Mr. Burditt’s qualifications to serve on Adept’s Board include his 30 years’ experience in strategic, operational and organizational management and his expertise in the capital markets and strategic investing, which diversifies the knowledge base of Adept’s Board.

Rob Cain was appointed President and Chief Executive Officer in February 2013 and a director of Adept in August 2013. Prior to his appointment by Adept, Mr. Cain was an operating partner of Hale Capital and also served as Chief Operating Officer of Telanetix Inc., a provider of video conferencing solutions, from January

2010 to February 2013. From 2006 to 2010, Mr. Cain served as the Senior Vice President of Operations for Avure Technologies, a provider of high pressure technology to industrial and consumer products industries. From 2004 to 2005, Mr. Cain managed operations for ECCO Corporation, the world’s largest supplier of emergency warning products for commercial vehicles. From 1995 to 2004, Mr. Cain held various positions with SCP Global Technologies, a manufacturer of batch immersion tools, including VP of Engineering and later President of the European Division. He has lived abroad in China, Germany and Sweden and has managed businesses spanning over 30 countries. Mr. Cain is also the author of “A Path To Peak Performance”, a field manual for improving the performance of companies and teams. He holds an M.B.A. from City University in Bellevue, Washington.

Mr. Cain’s extensive experience in leadership roles and in-depth knowledge of the operations of the Company as its chief executive are considered to be important to informed decision-making at the Board level. In addition, his long-term involvement with companies in the technology and capital equipment industries provides him with extensive technical and market knowledge relevant to serving our customer base.

Martin M. Hale, Jr. has served as a director since September 2012. Since 2007, he has served as Founder and Chief Executive Officer of Hale Capital Partners, L.P., an investment firm that applies a private equity skill set and focus to investing in small and micro-cap public companies. He has 17 years of experience in venture capital and private equity helping public and private companies grow as a board member and investor. Before joining Hale Capital Investors, Mr. Hale was a Managing Director and member of the founding team of Pequot Ventures d/b/a FirstMark Capital, which he joined in 1997. He served as a member of its Investment and Operating Committees from 2002 to 2007. Prior to joining Pequot Ventures, Mr. Hale was an associate with Geocapital Partners, an early stage venture capital firm. Prior to joining Geocapital Partners, Mr. Hale was an analyst in information technology M&A at Broadview International. Mr. Hale also currently serves as a board member of FalconStor Software, Inc. and Midway Gold Corporation, an emerging gold producer. Within the past five years, Mr. Hale has also served on the board of directors of United Silver Corporation, Telanetix, Inc. prior to its sale to Intermedia in 2013, and of Paradigm Holdings Inc. prior to its sale to CACI. Other historical board roles have included Flarion Corporation (sold to Qualcomm), Celiant Corporation (sold to Andrew Corporation), Analex Corporation (sold to QinetiQ UK), Vallent Corporation (sold to IBM Corporation) and Aurora Flight Sciences. He also has extensive board committee experience including compensation, audit and governance. Mr. Hale graduated from Yale University with a B.A. cum laude with distinction.

Mr. Hale was initially designated as a director nominee by Hale Capital pursuant to its rights as discussed under the heading “Director Designations” below. Mr. Hale’s Board qualifications include extensive experience helping small public companies grow to become larger and more successful. Such experience is helpful in expanding the Company’s leadership and strategic growth initiatives.

Michael P. Kelly has served as a director of Adept since April 1997 and has served as Chairman of the Board since November 2008. From October 2003 to January 2006 and again from September 2008 to November 2008, he served as Lead Independent Director of the Board of Directors. Since October 2005, Mr. Kelly has served as Chief Executive Officer of Kinsale Associates, Inc., a merchant bank. From July 2005 to October 2005, Mr. Kelly served as Chief Executive Officer of Cape Semiconductor Inc., a fabless semiconductor company. Prior to that, from 1994 to 2005, Mr. Kelly was Vice-Chairman and Senior Managing Director of Broadview International, LLC, an international merger and acquisitions advisory firm and a division of Jefferies Inc. From September 2005 until its acquisition in June 2011, Mr. Kelly also served as a director of Epicor Software Corporation, a provider of enterprise business software solutions. He currently serves on the boards of two private companies. Mr. Kelly received a B.A. in Accounting from Western Illinois University and an M.B.A. from St. Louis University. Mr. Kelly is a Certified Public Accountant.

Mr. Kelly’s qualifications to serve on Adept’s Board include his experience as an investment banker specializing in technology industries, which provides the Board and the Company with unique and relevant expertise in areas including capital markets, mergers and acquisitions and financing.

Herbert J. Martin has served as a director of Adept since May 2006. Since November 2012, Mr. Martin has served as a managing member of Filtration Partners LLC, a privately held provider of filtration solutions. In addition, since 2008, Mr. Martin has served as the Chief Executive Officer of Ibex Technology Group, a privately-held IT analytics company. From March 2006 to November 2008, he served as Chief Executive Officer and Director of D-Wave Systems, a private firm engaged in the development of quantum computing systems. From September 2003 to February 2006, Mr. Martin was a management consultant to the technology industry. From October 2000 to September 2003, he served as Chief Executive Officer of Salira Optical Network Systems, a supplier of broadband access systems. Mr. Martin holds a B.S. in Electronic Engineering from Liverpool College of Technology and an M.B.A. from Santa Clara University.

Mr. Martin’s qualifications to serve on Adept’s Board include his 30 years’ experience as a Chief Executive Officer and operations executive managing technology companies with particular emphasis on global channel, business and product development. Mr. Martin has extensive experience as a Board member of both public and private companies and has managed various companies to significant growth.

A. Richard Juelis, who is not standing for re-election, currently serves as the Chair of the Compensation Committee and is a member of the Audit Committee and the Nominating and Corporate Governance Committee.

To our knowledge, there are no family relationships between any of our directors and any other of our directors or executive officers.

Board Leadership Structure

In accordance with the Company’s Bylaws, the Board of Directors elects the officers of the Company, including the Chief Executive Officer (CEO) and the Chairman, and each of these positions may be held by the same person or may be held by different persons. Both independent and management directors, including the CEO, are eligible for appointment as Chairman of the Board. Currently, the functions of Chairman of the Board and CEO are separated, but the Board may determine the appropriate structure for the Chairman role as separate or combined with the CEO role in the context of the Company’s circumstances at the time of determination. The Board believes that the current structure is the most appropriate to manage the affairs of the Company at this time. Among the duties of the Chairman is the management of the Board, including setting the agenda for Board meetings with the input of management, chairing such meetings and acting as a liaison for effective communication among Board committees and the Board and between senior management of the Company and the Board. The CEO manages the Company and is accountable for corporate performance and a separate Chairman allows him to focus on that responsibility. Mr. Kelly, our current Chairman, has served as a director of Adept since 1997. He has served as Chairman since November 2008 and also served as Lead Director from October 2003 to January 2006 and from September 2008 to November 2008. Mr. Kelly’s knowledge of the Company’s history, development and operations makes him well suited to the position of Chairman to manage the Board affairs and liaise with senior management. He provides a thorough knowledge of the operations and challenges of the Company and its industry.

Board Role in Risk Oversight

The Board, directly and through its committees for specific functional areas, is actively involved in the oversight of risks that could affect the Company. While the Board has ultimate oversight responsibility for the risk management process, its oversight is conducted through the committees of the Board where relevant to a committee’s specific duties with regular reporting to the full Board. The Audit Committee is specifically responsible for overseeing the management of risks generally and in particular relating to the Company’s audit, financial and compliance matters, while the Compensation Committee is responsible for overseeing the management of risks relating to the Company’s compensation policies and practices and related human resources matters. The Nominating and Corporate Governance Committee manages matters associated with the independence of the members of the Board and potential conflicts of interest. While the Board and its committees oversee risk management strategy, management is responsible for assessing, implementing and supervising day-to-day risk management processes. Management and the Board, or appropriate committees, have developed a list of major risks to prioritize and actively monitor throughout the fiscal year with management regularly reporting as to its risk management activities. This reporting includes the presentation to the Board of management’s assessment of the most important risks that could impact the Company’s ability to achieve its objectives and execute its strategies, and actions taken to manage those risks. We believe this division of risk management responsibilities is the most effective approach for addressing the risks that the Company faces.

Director Independence

With the exception of Mr. Cain, Adept’s President and Chief Executive Officer, the Board has determined that all of Adept’s directors serving during any part of fiscal 2014, which together are more than a majority of the Board, constitute “independent directors” within the meaning of the corporate governance listing standards of NASDAQ. The Board reviewed Mr. Hale’s independence in light of his firm’s ownership of Adept’s common stock obtained upon full conversion of Hale Capital’s preferred stock and has determined that Mr. Hale qualifies as an “independent director” within such corporate governance listing standards but does not qualify for service on Adept’s Audit Committee pursuant to the requirements of the Securities Exchange Act of 1934 due to his position with an affiliate of the Company. In determining independence, the Board applies the standards of the Securities Exchange Act of 1934, as amended, which is referred to in this proxy statement as the Exchange Act, as applicable, and the corporate governance listing standards of NASDAQ. In making these determinations, the Board considers all relevant facts and circumstances relating to each director, his current and prior employment and other relationships as set forth in the NASDAQ listing standards.

In connection with the determination of independence of Mr. Burditt, Adept has considered the director-designee relationship discussed further below for Mr. Burditt, as well as his lack of financial or business relationship with such designating stockholder.

In connection with the determination of independence of Mr. Hale, Adept considered (1) the relationship of Mr. Hale with Hale Capital, of which he is founder, which owns more than ten percent (10%) of Adept common stock, (2) the conversion of all of Hale’s Capital preferred stock into common stock in February 2014 including a waiver of a limit to the amount convertible by the Company at the time of conversion to permit to preferred stock to be converted by the Company in full at one time, (3) amounts less than $100,000 paid to Hale Capital during fiscal 2012 for certain consulting services performed by Hale Capital’s then-operating partner, Mr. Cain and (4) Hale Capital’s historical relationship with Mr. Cain as an operating partner of Hale Capital in 2013 (which ceased in fiscal 2013) and as a Board member of Telanetix, for which Hale Capital had material equity ownership and Mr. Cain served as COO until February 2013. Messrs. Cain and Hale no longer have a business relationship through Hale Capital or Telanetix. Adept has also been informed that Mr. Cain is no longer an operating partner of Hale Capital, is not compensated by Hale Capital and there is no continuing arrangement between Mr. Cain and Hale Capital.

Board and Board Committee Meetings

The Board of Directors of Adept held 12 meetings during Adept’s fiscal year ended June 30, 2014, referred to in this proxy statement as fiscal 2014, in addition to taking actions by unanimous written consent. Each director serving during fiscal 2014 attended more than 75% of the aggregate number of meetings of the Board of Directors and the committees on which he served.

Consistent with Adept’s Corporate Governance Guidelines, Adept’s independent directors meet at regularly scheduled and special executive sessions without management.

Director Attendance at Stockholder Meetings

Adept’s Corporate Governance Guidelines strongly encourage directors to attend its annual meetings of stockholders and any special meetings of stockholders. Each of the directors serving during fiscal 2014 attended the 2013 Annual Meeting of stockholders.

Committees of the Board of Directors

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Copies of the current charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee can be accessed on Adept’s website at www.adept.com under the “Corporate Governance” heading. Additionally, from time to time, the Board may appoint a special committee of independent directors for the purposes of such matters as evaluating merger and acquisition related opportunities, litigation or other non-routine items and currently includes a Strategy and Acquisition Committee.

The following table sets forth the three standing committees identified below, the members of each committee for fiscal 2014 and the number of meetings held by each committee.

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Benjamin A. Burditt	Member	Member

Martin M. Hale, Jr.		Member	Member

A. Richard Juelis (not standing for re-election)	Member	Chair	Member

Michael P. Kelly	Chair		Member

Herbert J. Martin		Member	Chair

Meetings held in fiscal 2014	7	13	2

In September 2014, the Board determined that the Board Committee composition for fiscal 2015 commencing upon the date of the Annual Meeting of Stockholders, will be as set forth below.

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Benjamin A. Burditt	Member	Chair

Martin M. Hale, Jr.		Member	Member

Michael P. Kelly	Chair		Member

Herbert J. Martin	Member	Member	Chair

Audit Committee. The Audit Committee is responsible for representing and assisting the Board of Directors in fulfilling its oversight responsibilities with review and oversight of (i) the quality and integrity of Adept’s financial statements and other SEC filings, (ii) the effectiveness of Adept’s system of internal controls, and auditing, accounting and financial reporting processes, (iii) the appointment and oversight of Adept’s independent auditors, including reviewing the auditors’ qualifications, independence and performance, (iv) the pre-approval of all audit and allowable non-audit services provided by Adept’s independent auditors, (v) compliance with legal and ethical requirements associated with accounting and audit matters, corporate securities trading, investor communications and (vi) risk assessment and risk management. Each of the members of the Audit Committee is “independent” as defined in the NASDAQ listing standards and Rule 10A-3 of the Exchange Act. In addition, each of the members of the Audit Committee is able to read and understand fundamental financial statements as required by the corporate governance listing standards of NASDAQ. The Audit Committee met seven times during fiscal 2014 and was comprised of three independent directors, including Messrs. Kelly (Chairman), Burditt and Juelis (not standing for re-election). The Board has determined that each of the members of the Audit Committee is an “audit committee financial expert” as defined by rules promulgated by the SEC.

Compensation Committee. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for officers of Adept, administering executive incentive compensation programs and employee compensation and benefit plans, and overseeing risks potentially arising from the Company’s compensation policies and practices and related human resources matters. The Compensation Committee met thirteen times during fiscal 2014 and was comprised of four non-employee directors, including Messrs. Juelis (current Chairman, not standing for re-election), Burditt, Hale and Martin. Each of the members of the Compensation Committee during fiscal 2014 is “independent,” as defined by the listing standards of NASDAQ, and a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act.

Role of the Compensation Committee

Our executive compensation program is administered by the Compensation Committee of the Board of Directors. Under the terms of its charter, the Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for our executive officers (and, with the independent directors, the CEO), administering our executive incentive compensation program, and reviewing, approving and administering all other employee compensation and benefit programs, including our equity compensation plans. The Compensation Committee has direct authority and responsibility to oversee Adept’s overall compensation structure, policies and programs and to assess whether our compensation structure establishes appropriate incentives for management and employees. Additionally, the Compensation Committee makes recommendations to the Board concerning compensation for our non-employee directors.

In fulfilling its role, the Compensation Committee meets to review and approve corporate goals and objectives relevant to the compensation of our CEO (with the independent directors on the Board) and other Named Executive Officers, referred to in this proxy statement as NEOs, participate in and consider the conclusions of the non-employee directors’ evaluation of the performance of our CEO made by the Board as well as our other NEOs in light of these goals and objectives, and determine and approve compensation annually both for our CEO and the other NEOs based on these evaluations. The CEO makes recommendations with respect to compensation for other executive officers and, with consultation with the Compensation Committee for senior employees, establishes compensation for non-executive officer employees, but does not have a role in setting his own compensation.

The Compensation Committee reviews and determines the compensation of our CEO (with the other independent directors or as directed by the Board) and our other NEOs, based, in part, on its evaluation of a variety of criteria such as comparable market compensation data from peer companies, executive performance and potential, and other information determined by the Compensation Committee to be important, including competitive market data provided by the Company’s consultant Radford, an AON Hewitt Company, and commentary regarding such data by the Compensation Committee’s independent compensation consultant engaged for Fiscal 2014, Compensation Strategies, Inc. The data reviewed by the Compensation Committee includes salary and compensation information and equity ownership of executive officers for a group of similarly situated technology companies determined to be peers for the purposes of evaluating executive compensation. The Compensation Committee also considers the recommendations of the CEO when determining annual base and incentive compensation for our other NEOs. On at least an annual basis, the Compensation Committee or Board also considers the approval of stock option or other equity or cash incentive or performance awards for all our NEOs as well as other key employees. In addition, the Compensation Committee reviews and generally recommends to the Board of Directors employment agreements and severance arrangements for our NEOs.

Periodically, the Compensation Committee reviews the compensation of directors for service on Adept’s Board and its committees and recommends changes to the Board. This review has been based, in part, on the evaluation of compensation data for directors of a group of technology companies in California determined to be peers or relevant for consideration for the purposes of comparing compensation practices in a January 2014 presentation by Compensation Strategies. This presentation compared board compensation levels (including board and committee retainer amounts, meeting fees, and equity grants) with typical market ranges for companies with annual revenues between $50 and $100 million. With the rest of the Board of Directors, the Compensation Committee reviewed and revised director compensation in the third quarter of fiscal 2014. The revised cash compensation reflects amounts that are in general the same or less than retainer amounts in effect prior to the Board’s November 2012 reduction of director cash compensation. The Committee also performs self-evaluations (with assistance of the Nominating and Governance Committee) and assesses the adequacy of the Committee’s charter and recommends modifications or amendments to the Board.

With respect to compensation matters, the Compensation Committee is directly responsible for the appointment, compensation, and oversight of outside counsel, experts, and other advisors and to obtain other data or resources as it determines appropriate. The Compensation Committee will, prior to selecting or receiving such advice, assess the independence of outside counsel, experts, and other advisors in accordance with NASDAQ listing standards. During fiscal 2014, the Compensation Committee retained Compensation Strategies, Inc. as its independent compensation consultant, which provided recommendations and information reports to the Committee and to Adept’s Human Resources staff and management team to provide guidance on program designation based on market data for our executive and other senior positions.

In determining executive compensation for fiscal 2015 and to make certain that our compensation programs meet the objectives described above, the Company retained Radford, an AON Hewitt Company, to provide information about peer practices. The peer group consisted of similarly and larger sized companies operating in the industrial equipment, software, and applied technology industries (as detailed below). Radford provided market data for our executive positions. Radford does not provide any other consulting services to Adept outside of its compensation consulting services. Independent of its consulting services, we subscribe to and participate in Radford’s technology benchmarking surveys and in fiscal 2012 and fiscal 2014, we utilized Radford’s parent company, AON Hewitt, as an insurance broker for employee healthcare coverage.

In making its decisions about compensation for individual executives and other senior employees, the Committee reviewed comparable salary and equity incentive information, by position, from Radford. The 14 companies determined to be most comparable to Adept (the “Compensation Peer Group”) were selected based on criteria selected by the Compensation Committee, including size and technologies, and included:

Axcelis Technologies, Inc. Cascade Microtech, Inc. Cognex Corp. Cyan Inc. Cyberoptics Guidance Software, Inc. Hurco Companies, Inc.	Intevac, Inc. Key Technology, Inc. LTX-Credence Corp. Nanometrics, Inc. Perceptron, Inc. Vocera Communications, Inc. Zygo Corp.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee (i) identifies, screens and recommends qualified candidates to serve as directors of Adept, (ii) evaluates Adept’s Board, its committees and the continued service of its directors, including independence of the directors, (iii) reviews any related party transactions, (iv) evaluates stockholder nominees recommended by stockholders and (v) develops and reviews the company’s corporate governance and policies and code of business conduct. The Nominating and Corporate Governance Committee met two times during fiscal 2014 and had been comprised of four non-employee directors, including Messrs. Martin (current Chairman), Hale, Juelis (not standing for re-election) and Kelly. Each committee member has been determined to be “independent” as defined by the listing standards of NASDAQ.

Special Committees. From time to time the Board may form and appoint members to special committees with responsibility to address topics designated at the time of such committee formation.

Identification and Evaluation of Director Nominees

In addition to the director nominee designation rights discussed below, the Nominating and Corporate Governance Committee employs a variety of methods to identify and evaluate director nominees. The Nominating and Corporate Governance Committee periodically assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise, and the need for particular expertise on the Board.

If vacancies are anticipated or otherwise arise or expansion of the Board is determined to be appropriate, the Nominating and Corporate Governance Committee considers individuals for potential candidacy as a director. Additionally, candidates may come to the attention of the committee through current Board members, officers, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year.

In connection with this evaluation, the Nominating and Corporate Governance Committee determines whether to interview the prospective nominee, and as warranted, one or more members of the Nominating and Corporate Governance Committee, and others as appropriate, interview prospective nominees. After completing this evaluation and interview process, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to the persons who should be nominated or elected by the Board, and the Board determines whether to reject, elect or nominate the candidate, as the case may be, after considering the recommendation of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee will consider individuals recommended by stockholders for nomination as a director pursuant to the provisions of Adept’s Bylaws relating to stockholder nominations and applicable law. A stockholder who wishes to recommend a prospective nominee for the Board should notify Adept’s Secretary or the Nominating and Corporate Governance Committee in writing with the supporting material required by Adept’s Bylaws and described under “Stockholder Proposals and Nominations” above, and any other material the stockholder considers necessary or appropriate.

While the Board currently has no defined minimum criteria for consideration or service as a director, the Nominating and Corporate Governance Committee evaluates prospective nominees against the standards and qualifications set out in Adept’s Corporate Governance Guidelines and other relevant factors as it deems appropriate, including the current composition of the Board and the need for particular expertise; all with reference to issues of business and industry experience, judgment, industry-specific skills, independence and other relevant characteristics, within the context of an assessment of the perceived needs of the Board at that point in time and applicable law. Consistent with its Corporate Governance Guidelines, the Board considers diversity of business experience and skills, in addition to the other items listed above, in identifying Director nominees. In addition, at least a majority of directors on the Board must be “independent directors” as defined in the NASDAQ listing standards and as determined by the Board.

Director Designations

In connection with the preferred stock financing by Adept in September 2012, Adept agreed that Hale Capital could designate one nominee for election to Adept’s Board of Directors and to use its commercially reasonable efforts to cause such designee to be elected to the Board of Directors and to serve on committees of the Board of Directors where and so long as such designee may serve in compliance with applicable law and listing standards, provided that, Hale Capital and its affiliated investors collectively beneficially own preferred stock in an amount equal to at least five percent of Adept’s outstanding common stock assuming conversion of all preferred stock. Hale Capital designated Mr. Martin Hale, Jr. to serve as a member of Adept’s Board of Directors upon the completion of the preferred stock financing in September 2012 and he was reelected in November 2013. These designation rights terminated as a result of the conversion of all of the Hale Capital preferred stock into common stock in February 2014.

In connection with a common stock financing by Adept in 2003, Adept agreed that Special Situations Fund III, L.P., referred to in this proxy statement as SSF or Special Situations Fund, could designate one nominee for election to Adept’s Board of Directors and to use its commercially reasonable efforts to cause such designee to be elected to the Board of Directors or to remove and replace such designee if so requested by SSF and/or its affiliates, as long as SSF and its affiliated investors collectively beneficially own at least five percent of Adept’s outstanding common stock. In August 2011, SSF designated Benjamin A. Burditt to serve as a member of Adept’s Board of Directors pursuant to its rights in the 2003 equity financing; Mr. Burditt joined the Board in August 2011. Mr. Burditt has indicated that he is not compensated by SSF, nor is there any arrangement or understanding with SSF pursuant to which he has agreed to serve on the Board or with respect to his service on the Board.

Contacting the Board of Directors

Stockholders interested in generally communicating directly with the Board, the Chairman of the Board of Directors, or the non-management directors as a group may do so by sending a letter to the Adept Technology, Inc. Board of Directors, c/o the Office of the Secretary, or to the Office of the Chairman of the Audit Committee, Adept Technology, Inc., 5960 Inglewood Drive, Pleasanton, California 94588.

Information regarding communications with the Audit Committee of the Board of Directors regarding accounting, internal accounting controls and auditing matters or other matters is posted in the “Corporate Governance” section of the “Investor Relations” page of Adept’s website at www.adept.com. Contact information can be found under the heading “Contact the Board.” Inquiries and other communications may be submitted anonymously and confidentially. A copy of the Company’s whistleblower procedures is also available in the “Corporate Governance” section under the link “Whistleblower Procedures.”

The Audit Committee will review all such correspondence addressed to the Audit Committee and forward it to the Chairman of the Board, Chairman of the Nominating and Corporate Governance Committee, members of the Audit Committee or to any individual director, group of directors or Committee of the Board to whom the communication is directed, as applicable, if the communication is relevant to, and consistent with, Adept’s business and financial operations, policies and corporate philosophies. Where the matter is addressed by the Company’s Whistleblower Procedures and in certain other cases, the Audit Committee will determine whether a formal inquiry or investigation is warranted and the nature and scope of any investigation. In making this determination, the Audit Committee may receive and consider the recommendations of Adept’s counsel or other counsel and other members of management, as deemed appropriate.

The Chairman of the Audit Committee has the authority, in the Chairman’s discretion, to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such communications that are reasonably determined to be of a commercial or frivolous nature, unduly hostile, threatening, illegal, or not reasonably related to Adept or its business. In some cases, Adept’s counsel may determine that communications be forwarded elsewhere in the company for review and possible response.

The foregoing procedures do not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 (discussed under “Stockholder Proposals and Nominations” above) and communications made in connection with such proposals, which shall be handled in a manner consistent with Adept’s Bylaws and applicable law or (ii) service of process or any other notice in a legal proceeding.

EXECUTIVE OFFICERS

Adept’s current executive officers and their respective positions are set forth in the following table, followed by biographical information regarding each executive officer.

Executive Officers

Name	Age	Position
Rob Cain	49	President and Chief Executive Officer
Terry Hannon	49	Chief Business Development and Strategy Officer
Seth Halio	52	Chief Financial Officer

Rob Cain was appointed President and Chief Executive Officer of Adept in February 2013. On August 27, 2013, he was elected as a director. For more information on Mr. Cain’s qualifications and experience, see the section titled “Business Experience of Nominees” under “Proposal One: Election of Directors.”

Terry Hannon joined Adept in August 2013 and was named Vice President of Business Development and Corporate Strategy. On August 27, 2013, the Board appointed him as Chief Business Development and Strategy Officer. Mr. Hannon most recently he served as President and Chief Executive Officer of NP Photonics, Inc. Prior to this, he held leadership roles as Executive Vice President at XSiL and Vice President and General Manager at Coherent Inc. Mr. Hannon received his Honors Degree in Physics and Master’s Degree in Optoelectronics from Queen’s University, Belfast. He is also a graduate of the MBA at The Wharton School, University of Pennsylvania.

Seth Halio joined Adept in October 2013 as Chief Financial Officer. Mr. Halio most recently served as Chief Financial Officer of LED Engin, Inc. Prior to this, he was Chief Financial Officer of Novariant, Inc. and Diamond Foods, Inc. Mr. Halio received his B.S. degree in Business Administration from Bucknell University.

CORPORATE GOVERNANCE

Adept’s common stock is listed under the symbol “ADEP” on the NASDAQ Capital Market, which is referred to in this proxy statement as NASDAQ.

Adept and our Board of Directors regularly review and evaluate Adept’s corporate governance practices. Many of our corporate governance documents are posted on the investor relations page of our website at www.adept.com. Printed copies of these documents are also available without charge to stockholders upon written request directed to Office of the Secretary, Adept Technology, Inc., 5960 Inglewood Drive, Pleasanton, California 94588.

Corporate Governance Guidelines

The Board of Directors of Adept has adopted Corporate Governance Guidelines for the Board, which cover topics relating to the Board including, but not limited to, Board membership criteria and the composition of the Board, the selection of new directors, Board leadership, Board compensation, responsibilities of directors regarding attendance, continuing education of directors, access to senior management and outside advisors, meeting procedures, committee matters and CEO evaluation. The Nominating and Corporate Governance Committee reviews the Corporate Governance Guidelines annually, and the Board may amend the Corporate Governance Guidelines at any time.

Code of Business Conduct

Adept has adopted a Code of Business Conduct to provide standards for ethical conduct, which applies to the Board of Directors, officers, and all Adept employees, including without limitation, our Chief Executive Officer and Chief Financial Officer. The Code of Business Conduct covers topics including, but not limited to, the expected standards of employee conduct, conflicts of interest, certain internal controls and reporting, compliance with securities and other laws, confidentiality of information, insider trading, and competition and fair dealing and contains compliance standards and procedures, including particular compliance requirements for operations constituting a government contractor. Any waiver of a provision of the Code of Business Conduct with respect to a director or executive officer may only be made by the Board or its Nominating and Corporate Governance Committee. Adept will post on its website under the Investor Relations section of www.adept.com amendments to the Code of Business Conduct and waivers of its provisions made with respect to any director or executive officer in accordance with the applicable SEC and NASDAQ rules.

COMPENSATION OF DIRECTORS

Director Compensation

During fiscal 2014, each non-employee member of our Board of Directors was eligible to receive the following cash and equity compensation, which was revised by action of the Board on February 6, 2014:

Annual Cash Compensation

July 1, 2013 to February 6, 2014/ subsequent to February 6, 2014
Annual retainer for Directors	$18,000/$30,000
Additional annual retainer for Chairman of the Board	$12,000/$15,000
Annual retainer for Committee Chairs:
Audit Committee	$6,000/$7,500
Compensation Committee	$8,000/$7,500
Nominating and Corporate Governance Committee (if also serving as Chairman of the Board, Chairman receives only member fee)	$4,000/$4,000
Special Committees	$4,000 (if not also serving as Chairman of the Board as Chairman waived fee and received member fee only)/$5,000
Annual retainer for non-Chair Committee membership:
Audit Committee	$4,000/$5,000
Compensation Committee	$2,000/$3,750
Nominating and Corporate Governance Committee	$1,000/$2,500
Special Committees	$1,000/$2,500

Additionally, we reimburse our non-employee Board members for reasonable out-of pocket expenses incurred in the performance of their duties as directors, which in practice is primarily related to travel expenses associated with Board or committee meetings or with committee assignments, but no additional compensation is paid for attendance at Board or committee meetings.

Directors are not eligible to participate in any bonus, profit sharing, or other compensation plan other than option grants, disclosed cash retainers, and reimbursement of expenses.

Equity Compensation

Each non-employee member of our Board of Directors currently is eligible to receive option awards under the terms of the Adept 2005 Equity Incentive Plan. New members of the Board are eligible to receive an initial option grant to purchase 10,000 shares of Adept’s common stock, vesting at a rate of 50% on the first annual meeting of stockholders following the appointment or election of the director and 50% at the second annual meeting of stockholders following the appointment or election of the director. Continuing members of our Board of Directors are eligible to receive annual option grants to purchase 6,000 shares of Adept’s common stock, granted on the date of the first Board meeting following the Annual Meeting of stockholders (which generally occur on the same day). Annual director grants vest in full on the date of the next annual meeting. All options granted to our non-employee directors have an exercise price equal to the closing price of our common stock on the grant date.

Director Compensation in Fiscal 2014

The following Director Compensation Table sets forth summary information concerning the compensation paid to or earned by our non-employee directors who served during fiscal 2014 for that fiscal year for service (all of which related to service on the Board or a committee thereof) to our company. In February 2014, the Board approved an increase in Board compensation as reflected in the discussion entitled “Role of the Compensation Committee,” as detailed above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)(3)	All Other Compensation/ Expense Reimbursement ($)	Total ($)
Michael P. Kelly—Chair (4)	$47,312	$0	$54,900	$4,814	$107,026
Benjamin A. Burditt (5)	$35,562	$0	$54,900	$3,237	$93,699
Martin Hale (6)	$30,375	$0	$54,900	$0	$85,275
A. Richard Juelis (7)	$36,875	$24,425	$54,900	$0	$116,200
Herbert J. Martin (8)	$32,937	$0	$54,900	$1,974	$89,811

1)	The amounts in this column represent the aggregate grant date fair value of the shares calculated in accordance with financial accounting standards ASC Topic 718, Compensation-Stock Compensation. See Note 4 to the financial statements in our Annual Report on Form 10-K for the year ended June 30, 2014 for more information about how we account for stock-based compensation.
2)	The amounts in this column represent the aggregate grant date fair value of awards with respect to the fiscal year, calculated using the Black-Scholes-Merton valuation model in accordance with financial accounting standards ASC Topic 718, Compensation-Stock Compensation. See Note 4 to the financial statements in our Annual Report on Form 10-K for the year ended June 30, 2014 for more information about how we account for stock-based compensation.
3)	Each of our continuing non-employee directors serving during fiscal 2014 received an annual grant of an option to purchase 6,000 shares of Adept common stock on November 20, 2013 at an exercise price of $9.15 per share.
4)	Mr. Kelly received fees of $47,312 for his service as Chairman of the Board and for service on other Board Committees in fiscal 2014. Mr. Kelly had 41,010 options outstanding as of June 30, 2014, of which 35,010 were exercisable. Amounts under “All Other Compensation/Expense Reimbursement” consist solely of travel-related expenses in connection with Board and Board Committee service.
5)	Mr. Burditt received fees of $35,562 for his service as a director and for service on Board Committees in fiscal 2014. Mr. Burditt had 22,000 options outstanding as of June 30, 2014, of which 16,000 were exercisable. Amounts under “All Other Compensation/Expense Reimbursement” consist solely of travel-related expenses in connection with Board and Board Committee service.
6)	Mr. Hale received fees of $30,375 for his service as a director and for service on Board Committees in fiscal 2014. Mr. Hale had 16,000 options outstanding as of June 30, 2014, of which 10,000 were exercisable. This table does not include any amounts paid by Adept to Hale Capital as a preferred stockholder and pursuant to the Company’s agreements with Hale Capital.
7)	Mr. Juelis received fees of $36,875 for his service as a director and for service on Board Committees in fiscal 2014. Mr. Juelis had 49,000 options outstanding as of June 30, 2014, of which 43,000 were exercisable. Mr. Juelis also received a one-time grant of 7,500 shares in August 2013 in lieu of cash retainer amount in consideration for service as Audit Committee Chairman and agreement to serve as Compensation Committee Chairman for fiscal 2014 approximating the amount of a prior reduction of chairman retainers in light of additional work involved in these chairmen roles. Mr. Juelis is not standing for re-election.
8)	Mr. Martin received fees of $32,937 for his service as a director and for service on Board Committees in fiscal 2014. Mr. Martin had 49,000 options outstanding as of June 30, 2014, of which 43,000 were exercisable. Amounts under “All Other Compensation/Expense Reimbursement” consist solely of travel-related expenses in connection with Board and Board Committee service.

Vote required

The five nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them (a plurality) shall be elected directors.

The Board of Directors recommends a vote FOR the election of all five nominees listed above and for any additional director named by the Board, as discussed under “General” in this proposal above. Unless marked to the contrary, proxies received will be voted FOR the election of all five nominees listed above and for any additional director named by the Board, as discussed under “General” in this proposal above.

PROPOSAL TWO: APPROVAL OF

AMENDMENTS TO THE 2005 EQUITY INCENTIVE PLAN

On June 16, 2005, the Board of Directors adopted, subject to stockholder approval, the Adept Technology, Inc. 2005 Equity Incentive Plan, referred to in this proxy statement as the 2005 Plan. Our stockholders approved the 2005 Plan on November 3, 2005 and amendments to the 2005 Plan on November 9, 2007, November 6, 2009 and November 9, 2011. On August 13, 2014, the Board approved, upon the recommendation of the Compensation Committee and subject to stockholder approval, amendments to the 2005 Plan described below.

We are seeking stockholder approval to amend the 2005 Plan to:

•	increase the maximum aggregate number of shares issuable under the 2005 Equity Incentive Plan by 400,000 shares; and

•	increase the individual limit on annual share awards from 160,000 to 170,000 for any one participant in one calendar year; and

•	extend the 2005 Plan’s termination date from June 16, 2015 to June 16, 2020.

As of September 19, 2014, 251,568 shares of common stock remained available for grant under the 2005 Plan, which is the only plan from which the Company currently grants equity awards. The increase in the total number of shares of common stock available for grant and issuance under the 2005 Plan (excluding the shares under the Director Plan) will represent approximately 3.1% of our outstanding common stock as of the record date.

The Compensation Committee of the Board of Directors has also approved an increase in the individual limit on annual share awards from 160,000 to 170,000 for any one person in one calendar year.

In addition, the Compensation Committee of the Board of Directors approved an amendment to the 2005 Plan to extend the plan’s termination date from June 16, 2015 to June 16, 2020, subject to shareholder approval. If shareholders do not approve the proposed amendment, the 2005 Plan will expire on June 16, 2015.

Reasons for the Proposed Amendments

We are seeking stockholder approval of the amendment to increase the number of shares issuable pursuant to the 2005 Plan to continue to be able to attract, retain and motivate our executive officers and other employees, directors and consultants. Because the current 2005 Plan will expire within the 2015 fiscal year, it is also necessary to extend the termination date to continue to achieve the Plan’s objectives. The amendment proposes to extend the 2005 Plan termination date to June 16, 2020, which is the fifth anniversary of the current expiration date.

Upon stockholder approval, additional shares of common stock will be reserved for issuance under the 2005 Plan and the maximum allowable shares that can be granted to any one individual in a calendar year will increase to 170,000 shares. These amendments will enable us to continue to grant equity awards to our officers, employees, directors and consultants at levels determined by the Compensation Committee to be necessary to attract, retain and motivate the individuals who will be critical to Adept’s success in achieving our business objectives and thereby creating greater value for all our stockholders.

We believe that equity compensation aligns the interests of our management and other employees with the interests of our other stockholders. Equity awards are a key component of our incentive compensation program. We believe that equity awards have been important in attracting and retaining talented senior managers, officers and directors, aligning their interests with those of stockholders, and focusing such individuals on the long-term growth of Adept. Equity awards have been and are expected to continue to be a meaningful component in motivating our executive officers and other key employees.

As of June 30, 2014, there were 365,665 shares available for grant under the 2005 Plan. As of that date, 1,160,068 shares were issuable upon the exercise of outstanding options granted under all of the Company’s equity compensation plans. The weighted average exercise price of these options was $5.87 per share and the weighted average remaining term of these options was 8.15 years. As of June 30, 2014, there were 112,500 shares issuable upon the vesting of Restricted Stock Units granted under all of the Company’s equity compensation plans. Further, approximately 15% of our outstanding options for Adept common stock have exercise prices that exceed the current trading price of $7.96 on September 19, 2014. Note 4 to the financial statements included in our Annual Report on Form 10-K provides a detailed discussion of our outstanding options at various exercise prices and the remaining period for exercise of these options. We do not currently expect to propose to our stockholders an option exchange offer or repricing action with respect to our currently outstanding options. The relatively low level of salary paid to our executive officers compared with the executive officers of our peers, our emphasis on limiting performance-based cash compensation to preserve the Company’s cash and the current trading price of our common stock have made our ability to use additional equity to incentivize and compensate our employees, including our executive officers, more critical than ever. The amount of director equity compensation will not change even though grants will be made under the 2005 Plan in the future.

The Company measures dilution as the total number of shares subject to equity awards granted less cancellations and other shares returned to the reserve, divided by the total shares outstanding, on a fully diluted basis (i.e., including shares subject to options outstanding and restricted stock units) at the end of the year. The potential dilution from the proposed share increase is 6.8%, based on the total shares outstanding on a fully diluted basis as of June 30, 2014. Our annual dilution for fiscal 2014 was 4.2%.

We actively manage our long-term dilution by limiting the number of shares subject to equity awards that we grant annually, commonly expressed as a percentage of total shares outstanding and referred to as burn rate. Burn rate is another measure of dilution that shows how rapidly a company is depleting its shares reserved for equity compensation plans, and differs from annual dilution because it does not take into account cancellations and other shares returned to the reserve. Our burn rate for fiscal 2014 was 9.0%.

An additional metric that we use to measure the cumulative impact of our equity program is overhang (number of shares subject to equity awards outstanding but not exercised or settled, plus number of shares available to be granted, divided by total common shares outstanding on a fully diluted basis at the end of the year). Our overhang as of June 30, 2014 was 11.4%. If the 2005 Plan is approved, our overhang as of that date would increase to 13.8% and then would be expected to decline over time.

Approval of the amendments to the 2005 Plan will permit Adept to continue to use stock-based compensation to align stockholder and employee interests and to motivate employees and others providing services to Adept or any subsidiary.

Section 162(m) of the Internal Revenue Code (the “Code”)

The Board of Directors believes that it is in the best interests of Adept and its stockholders to generally provide for an equity incentive plan under which compensation awards made to Adept’s executive officers can be deducted by Adept for federal income tax purposes. Accordingly, the 2005 Plan has been structured in a manner such that awards granted under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code. In general, under Section 162(m), for Adept to be able to deduct compensation in excess of $1,000,000 paid in any one year to Adept’s chief executive officer and certain other executive officers, such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the Adept’s stockholders. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the 2005 Plan, each of these aspects is discussed below, and stockholder approval of this proposal will constitute approval of each of these aspects of the 2005 Plan for purposes of the approval requirements of Section 162(m).

Summary of Key Terms of the 2005 Plan

The following is a brief description of the 2005 Plan. The full text of this 2005 Plan, including the proposed amendments to the Plan, is attached as Appendix A to this Proxy Statement, and the following description is qualified in its entirety by reference to the text of the 2005 Plan set forth in Appendix A.

Plan Term: The current 2005 Plan term became effective June 16, 2005, and would expire on June 16, 2015. As part of the 2005 Plan amendments, we are requesting an extension of the Plan to a termination date of June 16, 2020, which is the fifth anniversary of the current expiration date.

Award Types: Stock options, stock appreciation rights, restricted stock, restricted stock units and performance award units (which may be paid out in cash or stock) may be awarded under the 2005 Plan. To date, principally options and restricted stock awards have been made under the 2005 Plan, with restricted stock units granted in fiscal 2013 but terminating prior to vesting and to one person in fiscal 2014. Adept currently has no plans to grant additional restricted stock units.

Shares Authorized: Currently 2,017,376 shares are authorized under the 2005 Plan, plus any shares subject to awards granted under the previously terminated Director Plan that are terminated, expire unexercised, forfeited or settled in cash; provided that, (x) any shares issued under options or stock appreciation rights on or after November 9, 2011 will be counted against this limit on a one-for-one basis; and (y) any shares issued under awards other than options or stock appreciation rights on or after November 9, 2011 will be counted against this limit as 1.5 shares for every one (1) share subject to such award. If the 2005 Plan amendments are approved, the aggregate number of shares authorized under the plan would increase by 400,000.

The number of shares considered issued under the 2005 Plan equals the number of shares issued upon exercise or settlement of an award. Notwithstanding the foregoing, shares subject to an award under the 2005 Plan may not be made available again for issuance under the 2005 Plan if such shares are: (i) shares that were subject to a stock-settled stock appreciation right and were not issued upon the net settlement or net exercise of such stock appreciation right, (ii) shares used to pay the exercise price of an option, (iii) shares delivered to or withheld by Adept to pay the withholding taxes related to an award or (iv) shares repurchased on the open market with the proceeds of an option exercise. Shares subject to awards that are canceled, expired, forfeited or otherwise not issued under an award and shares subject to awards settled in cash shall not count as shares issued under the 2005 Plan. Any shares that become available for issuance or transfer under the 2005 Plan will be added back as (x) one share if such shares were subject to options or stock appreciation rights granted under the 2005 Plan (or options granted under the Director Plan), and (y) as 1.5 shares if such shares were subject to awards other than options or stock appreciation rights granted under the 2005 Plan.

Eligibility: Any current non-employee director of Adept and its subsidiaries and any current or prospective officers or employees (including any member of the Board of Directors who is also an employee) or consultants of Adept and its subsidiaries are eligible to receive awards under the 2005 Plan. The Compensation Committee approves which eligible participants will receive awards under the 2005 Plan. As of September 19, 2014, all of our approximately 153 employees, including all of our named executive officers, and all of our current directors, are eligible to participate in the 2005 Plan.

Administration: The 2005 Plan is administered by the Compensation Committee of the Board of Directors or another committee of two or more directors as established by the Board of Directors. Under NASDAQ rules, if applicable, members of the Compensation Committee are required to satisfy NASDAQ’s standards for independence, subject to certain narrow exceptions which are not currently relied upon by Adept. The Compensation Committee may delegate various functions to subcommittees or certain officers of Adept. Subject to the provisions of the 2005 Plan, the Compensation Committee has the power:

•	to prescribe, amend and rescind rules and regulations relating to the 2005 Plan and to define terms not otherwise defined therein;

•	to determine which persons are eligible to participate, to which of such participants, if any, awards shall be granted and the timing of any such awards, and to grant awards;

•

to grant awards to participants and determine the terms and conditions of any awards granted, including the number of shares subject to awards and the exercise or purchase price of such shares and the circumstances under which awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including events which the Board of Directors or the Compensation Committee determine constitute a change of control of Adept) or other factors;

•	to establish and certify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any award;

•

to prescribe and amend the terms of the agreements or other documents evidencing awards made under the 2005 Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to Adept by participants under the 2005 Plan;

•

to determine whether, and the extent to which, adjustments are required as a result of any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend (other than regular, quarterly cash dividends) or other event which increases or decreases the number of shares of our common stock;

•

to interpret and construe the 2005 Plan, any rules and regulations under the 2005 Plan and the terms and conditions of any award granted thereunder, and to make exceptions to any such provisions in good faith and for the benefit of Adept; and

•	to make all other determinations deemed necessary or advisable for the administration of the 2005 Plan.

Individual Annual Award Limits: Under the current 2005 Plan, the maximum number of shares issuable to any one participant in one calendar year is 160,000, and the maximum amount payable in cash as opposed to shares under performance award units intended to qualify as performance-based compensation is $400,000.

The 2005 Plan, under the proposed amendments, will provide that, in any one calendar year, the maximum number of shares issuable under all types of awards to any one participant to shall be 170,000 shares. The maximum amount payable in cash as opposed to shares under performance award units intended to qualify as performance-based compensation remains at $400,000.

Stock Options: Under the terms of the 2005 Plan, the exercise price for stock options must equal or exceed the fair market value of Adept’s common stock on the date of grant and options may be for a term of no more than ten years. Otherwise, the Compensation Committee has discretion to determine the number of shares subject to an option (subject to the 2005 Plan’s stated limit), the vesting, expiration and forfeiture provisions for options, the restrictions on transferability of an option, and any other terms and conditions otherwise consistent with the 2005 Plan; provided, however, that all non-employee directors are entitled to automatic nondiscretionary option grants in the amount of 10,000 shares upon becoming a director and, after service on the Board for at least a six-month period, in the amount of 6,000 shares on an annual basis in accordance with the terms of the 2005 Plan. Options granted under the 2005 Plan may be either incentive stock options qualifying under Code Section 422, referred to as ISOs, or options which are not intended to qualify as incentive stock options, referred to as NQSOs.

The exercise price of an option may be paid through various means acceptable to the Compensation Committee, including in cash or by delivering to Adept the proceeds of shares of Adept’s stock issuable under an option. Other than in connection with a change in capitalization, at any time when the exercise price of an option is above the fair market value of a share, the 2005 Plan prohibits Adept from reducing the exercise price of such option, exchanging such option for cash, another award or a new option or stock appreciation right with a lower exercise or base price or otherwise repricing such option without stockholder approval.

Restricted Stock and Restricted Stock Units: Restricted stock is an award of shares, the grant, issuance, retention and/or vesting of which is subject to such performance and/or other conditions as are specified by the Compensation Committee. The Compensation Committee has discretion to determine the terms of any restricted stock award, including the number of shares subject to a restricted stock award (subject to the 2005 Plan’s stated limit), and the period over which restricted stock or restricted stock units may vest and the price (if any) paid for restricted stock or restricted stock units.

Stock Appreciation Rights: A stock appreciation right provides the right to the monetary equivalent of the increase in the value of a specified number of Adept’s shares over a specified period of time after the right is granted. Stock appreciation rights may be paid in stock, cash or a combination thereof. Stock appreciation rights may be granted either in tandem with or as a component of other awards granted under the 2005 Plan or not in conjunction with other awards and may, but need not, relate to a specific option. Stock appreciation rights are generally subject to the same terms and limitations as options, including prohibition terms and limitations in the 2005 Plan against repricing stock appreciation rights without stockholder approval.

Performance Award Units: The 2005 Plan authorizes the grant of performance award units pursuant to which a participant may become entitled to receive an amount payable in cash or stock, based on satisfaction of certain performance criteria. The Compensation Committee has discretion to determine the terms of any performance award unit, including the maximum amount payable (subject to the 2005 Plan’s stated limit), the performance period and criteria (which criteria may be based on financial performance and/or personal performance evaluations) and level of achievement versus those criteria, the timing of any payment, restrictions on the transfer of a performance award unit prior to actual payment, forfeiture provisions, and any other terms and conditions consistent with the 2005 Plan. The Compensation Committee may specify a percentage of the target performance award unit intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) using “Qualifying Performance Criteria” described below.

Qualifying Performance Criteria: The Compensation Committee may establish performance criteria and levels of achievement versus such criteria that shall determine the number of shares of common stock to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on Qualifying Performance Criteria (described below) or other standards of financial performance and/or personal performance evaluations. In addition, the Compensation Committee may specify a percentage of an award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for any portion of an award that is intended by the Compensation Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Compensation Committee and specified at the time the award is granted. Notwithstanding satisfaction of any performance goals, the number of shares issued under or the amount paid under an award may, to the extent specified in the award agreement, be reduced by the Compensation Committee on the basis of such further considerations as the Compensation Committee in its sole discretion shall determine.

“Qualifying Performance Criteria” is defined in the 2005 Plan as any one or more of the performance criteria set forth below or derivations of such performance criteria, either individually, alternatively or in any combination. The Qualifying Performance Criteria may be applied to either Adept as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either quarterly, semi-

annually, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Compensation Committee in the award:

•	cash flow (before or after dividends)

•	earnings per share (including earnings before interest, taxes, depreciation and amortization)

•	earnings before interest, taxes, depreciation and amortization (EBITDA)

•	adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, goodwill impairment, merger and acquisition-related expenses and stock compensation expense)

•	stock price

•	return on equity

•	total stockholder return

•	return on capital (including return on total capital or return on capital employed)

•	return on assets or net assets

•	market capitalization

•	economic value added

•	debt leverage (debt to capital)

•	revenue

•	income or net income

•	operating income

•	operating profit or net operating profit

•	operating margin or profit margin

•	return on operating revenue

•	cash from operations

•	operating ratio

•	operating revenue

•	product sales (including new user sales)

•	customer service

The Compensation Committee may appropriately adjust any performance evaluation under Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period:

•	asset write-downs;

•	litigation, claims, judgments or settlements;

•	the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results;

•	accruals for reorganization and restructuring programs; and

•

any extraordinary, unusual or non-recurring items as described in applicable accounting provisions and/or in management’s discussion and analysis of financial condition and results of operations appearing in our Forms 10-K or 10-Q for the applicable year.

Transferability: Unless provided otherwise by the Compensation Committee, awards are generally only transferable (i) by a recipient’s last will and testament and by the applicable laws of descent and distribution, provided that, if our common stock is quoted on NASDAQ or other national stock exchange, an award, other than an incentive stock option, may also be transferred (ii) pursuant to a domestic relations order or (iii) to any family member of the participant, to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners, with certain conditions. Each stock option or stock appreciation right will be exercisable during the participant’s lifetime only by the participant, the participant’s guardian or legal representative or an authorized transferee of the option or stock appreciation right as permitted by the 2005 Plan.

Change of Control: Under the 2005 Plan, in the event of a change in control, other merger, consolidation or otherwise, then the Compensation Committee will, in its sole discretion, determine the appropriate and equitable adjustment to outstanding stock awards, if any, to be effected. In addition, the Compensation Committee may accelerate the time or times at which any stock award may be exercised and may provide for cancellation of such accelerated awards that are not exercised within a time prescribed by the Compensation Committee in its sole discretion. With respect to the automatic option grants to non-employee directors, in the event of a complete liquidation or dissolution, such options that have not been previously exercised will terminate immediately prior to the consummation of such event. In the event of a change in control, each outstanding option may be assumed or an equivalent option may be substituted by the successor corporation or its subsidiary. Upon a non-employee director’s termination of status as a member of the board of directors, such non-employee director’s option grants will become fully exercisable. In the event that a successor corporation does not assume these option grants or substitute an equivalent option, each such grant will become fully vested and exercisable up until the time of the change in control, at which time they will terminate.

Adjustments: In the event that the number of shares of common stock shall be increased or decreased through reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or otherwise, or any other event or transaction that affects the number or kind of shares of Adept outstanding, the Compensation Committee will equitably adjust as it determines appropriate the number and kind of shares available for issuance under the 2005 Plan and the number and kind of shares subject to the individual limits set forth in the 2005 Plan. The Compensation Committee will also equitably adjust the terms of any outstanding award as to price, number or kind of shares subject to such award, vesting and other terms to reflect the foregoing events, which adjustments need not be identical as between different awards or different types of awards.

Amendments: The Board of Directors may amend, alter or discontinue the 2005 Plan and the Compensation Committee may amend or alter any agreement or other document evidencing an award made under the 2005 Plan, provided that no action may be taken by the Board of Directors (except those described earlier in the “Adjustments” section) without the approval of the stockholders to:

•	increase the maximum number of shares for which awards may be granted under the 2005 Plan;

•	permit granting of stock options at less than fair market value;

•	reduce the exercise price of outstanding options;

•	extend the term of the 2005 Plan;

•	change the class of individuals eligible for the 2005 Plan;

•	otherwise amend the 2005 Plan in any manner requiring stockholder approval by law or under the applicable NASDAQ listing requirements, if applicable;

•	increase the individual annual award limitations; and

•

impair the rights of any award holder without his or her consent (unless the Compensation Committee determines prior to any change of control that the amendment or alteration is required or advisable to satisfy any law or regulation).

Tax Consequences of the 2005 Plan

Stock option grants under the 2005 Plan may be intended to qualify as incentive stock options under Section 422 of the Code or may be non-qualified stock options. Generally, no federal income tax is payable by a participant upon the grant of a stock option and no deduction is taken by Adept. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the fair market value of the common stock on the exercise date and the stock option exercise price. Adept will be entitled to a corresponding deduction on its income tax return. A participant will have no taxable income upon exercising an incentive stock option provided that the applicable periods for holding the resulting shares of stock are satisfied (except that alternative minimum tax may apply), and Adept will receive no deduction when an incentive stock option is exercised. The tax treatment for a participant of a disposition of shares acquired through the exercise of an option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. Adept may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

For restricted stock awards, no taxes are due when the award is initially made (unless the recipient makes a timely election under Section 83(b) of the Code), but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (i.e., becomes vested or transferable). Income tax is paid at ordinary rates on the value of the stock when the restrictions lapse, and then at capital gain rates when the shares are sold. Similarly, for restricted stock units, the award becomes taxable when the shares vest. Income tax is paid at ordinary rates on the value of the restricted stock units when the restrictions lapse, and then at capital gain rates when the shares are sold.

As described above, awards granted under the 2005 Plan may qualify as “performance-based compensation” under Section 162(m) of the Code in order to preserve federal income tax deductions by Adept with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to Adept’s chief executive officer or any of the three other most highly compensated executive officers (excluding the chief financial officer). To so qualify, options and other awards must be granted under the 2005 Plan by a committee consisting solely of two or more “outside directors” (as defined under regulations) and satisfy the 2005 Plan’s limits on the total number of shares that may be awarded to any one participant during Adept’s fiscal year. In addition, for awards other than options or stock appreciation rights to qualify as “performance-based compensation,” the issuance or vesting of the award, as the case may be, must be contingent upon satisfying performance goals based on one or more of the performance criteria described above, as established and certified by a committee consisting solely of two or more “outside directors.” The Compensation Committee may grant awards that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, which awards would be subject to the $1 million deductibility limit of Code Section 162(m).

Adept expects that options granted under the 2005 Plan should qualify as performance-based compensation. The Compensation Committee may establish performance conditions and other terms with respect to grants of restricted stock, restricted stock units and performance award units to qualify such grants as performance-based compensation for purposes of Section 162(m) of the Code. At the time of grant, the Compensation Committee will determine the extent to which such grant will be performance-based compensation for purposes of Section 162(m) of the Code. In addition, the Compensation Committee will certify the extent to which the Qualifying Performance Criteria have been satisfied before any payment is made that is intended to qualify as performance-based compensation.

The 2005 Plan has been drafted with the intention of avoiding the application of taxes under Section 409A of the Code to any participant on account of the grant, vesting, or settlement of awards.

Stock Price

On September 19, 2014, the closing price of Adept common stock as reported by NASDAQ was $7.96.

New Plan Benefits

Future awards under the 2005 Plan to our non-employee directors, executives and employees are made at the discretion of the Compensation Committee, with the exception of the automatic grants to non-employee directors discussed above. At this time, therefore, the benefits that may be received by our executive officers and other employees if our stockholders approve the proposed amendment to the 2005 Plan cannot be determined. The table below reflects benefits and awards made during fiscal 2014. The notes following the table describe potential future benefits of awards made in fiscal 2014. By way of background, please see the compensation tables included in the “Executive Compensation” section of this proxy statement for a discussion of our executive compensation objectives and for information regarding equity awards to our named executive officers in fiscal 2014 and our “Director Compensation” discussion.

From July 1, 2013 through June 30, 2014 (Adept’s most recently completed fiscal year), the individuals or groups listed below were granted the following options and share awards (net of cancelations):

Name and Principal Position or Group	Options Granted	RSU or Share Awards
Rob Cain
President and Chief Executive Officer, Director	358,363	112,500
Seth Halio
Chief Financial Officer	90,000	—
Terry Hannon
Chief Business Development and Strategy Officer	91,463	—

All Non-Employee Directors, as a group (5 persons)	30,000	7,500

All Employees, as a group (excluding our Executive Officers)	301,019	—
Total options, shares or RSUs granted/awarded during fiscal 2014	870,845	120,000
Canceled options and shares traded for taxes in fiscal 2014	202,141	73,336

Total	668,704	46,664

Vote Required for Approval

The affirmative vote of the holders of a majority of the shares of common stock represented and entitled to vote at the Annual Meeting (including those shares represented by proxy) will be required to approve the proposed amendments to the 2005 Equity Incentive Plan, with abstentions treated as a negative vote against the proposal. Broker non-votes shall have no effect on the vote.

The Board of Directors of Adept recommends a vote FOR the approval of the amendments to the 2005 Equity Incentive Plan. Unless marked to the contrary, proxies received will be voted FOR the approval of the amendments to the 2005 Equity Incentive Plan.

PROPOSAL THREE: ADVISORY APPROVAL OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Vote on the Advisory Resolution

Adept is providing stockholders with the opportunity at the 2014 Annual Meeting to vote on an advisory resolution, commonly known as “Say-on-Pay,” considering approval of the compensation of Adept’s named executive officers. Such compensation is described on pages 36 through 42 of this Proxy Statement.

The Compensation Committee, which is responsible for the compensation of our executive officers, has overseen the development of a compensation program designed to attract, retain and motivate executives who enable us to achieve our strategic and financial goals. The Compensation Discussion and Analysis and the tabular disclosures regarding named executive officer compensation, together with the accompanying narrative disclosure, allow you to view the trends in compensation and application of our compensation philosophies and practices for the years presented.

Shareholders are being asked to vote on the following advisory resolution:

RESOLVED, that the stockholders approve the compensation of Adept Technology, Inc.’s named executive officers as described in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables, and related narrative discussion.

Effect of This Resolution

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee and the Board will take the outcome of the vote into account when considering future executive compensation arrangements.

Voting Requirement to Approve This Proposal

You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. If a broker or other nominee holds your shares in its name on your behalf, the broker or nominee is not permitted to vote your shares on this proposal in the absence of voting instructions from you. Broker non-votes generally have no effect, and abstentions, which are treated as shares present or represented and voting, will count as a vote against on Proposal Two. The proposal on this advisory resolution must be approved by a majority of the shares that are present in person or by proxy and entitled to vote on the matter.

Recommendation of the Board of Directors

The Board of Directors believes that Adept’s executive compensation program aligns our incentive compensation with the long-term interests of our shareholders. The Company’s program is guided by the philosophy that total executive compensation should vary based on achievement of goals and objectives, both individual and corporate, and should be focused on both short-term strategies to strengthen our financial position in the near future and Adept’s long-term strategies to build stockholder value. The Board believes that our philosophy and practices have resulted in executive compensation decisions that are appropriate and that have benefited the Company over time.

For the reasons stated above, the Board of Directors unanimously recommends a vote FOR advisory approval of the compensation of the Company’s named executive officers.

PROPOSAL FOUR: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Our Audit Committee has appointed Armanino LLP, an independent registered public accounting firm, as our independent registered public accountants, to audit our consolidated financial statements for the current year ending June 30, 2015. Armanino LLP has audited our consolidated financial statements since fiscal 2006. At the Annual Meeting, our stockholders are being asked to ratify the appointment of Armanino LLP as our independent registered public accountants to audit our consolidated financial statements for the current fiscal year ending June 30, 2015. A representative of Armanino LLP is expected to be present at our Annual Meeting, and will have an opportunity to make a statement and to be available to respond to appropriate questions.

Stockholder ratification of the selection of Armanino LLP as Adept’s independent auditors is not required by Adept’s bylaws or otherwise. However, the Board is submitting the selection of Armanino LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Armanino LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year, if it determines that such a change would be in the best interests of Adept and its stockholders.

Ratification of the selection of Armanino LLP to serve as the independent auditors of Adept for the fiscal year ending June 30, 2015 requires the affirmative vote of a majority of the shares represented (including those shares represented by proxy) and entitled to vote at the Annual Meeting.

The Board of Directors recommends that stockholders vote FOR the selection of Armanino LLP to serve as the independent auditors of Adept for the fiscal year ending June 30, 2015. Unless marked to the contrary, proxies received will be voted FOR ratification of the selection of Armanino LLP.

REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter adopted by the Board of Directors, the Audit Committee primarily assists the Board in fulfilling its responsibility for the oversight of the quality and integrity of the accounting and financial reporting practices of Adept and engaging and reviewing the independence and performance of Adept’s independent auditors. Management has the primary responsibility for the financial statements and the reporting process. Adept’s independent auditors are responsible for expressing an opinion on the conformity of our consolidated financial statements with accounting principles generally accepted in the United States. The independent auditors report directly to the Audit Committee and have unrestricted access to the Committee. The internal audit and Sarbanes-Oxley compliance functions of Adept also make reports to the Audit Committee.

The Audit Committee reviewed and discussed with Adept’s independent auditors, the overall scope and plans for the fiscal 2014 year-end audit. In addition, the Audit Committee met with management and the independent auditors to review and discuss the audited consolidated financial statements as of and for the fiscal year ended June 30, 2014. The Audit Committee also reviewed and discussed the independent auditor’s examination of the financial statements, both with and without the presence of management.

In addition, the Audit Committee has discussed with the independent auditors their judgments as to the acceptability and quality of Adept’s accounting principles, and such other matters required to be discussed by Statement on Auditing Standards No. 16 (Communications with Audit Committees) as adopted by the Public Company Accounting Oversight Board, or PCAOB. Further, the Audit Committee has received from the independent auditors the written disclosures and the letter required by applicable requirements of the PCAOB and discussed with them their independence from Adept and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in Adept’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014 for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors of Adept Technology, Inc. in respect of the fiscal year ended June 30, 2014.

Michael P. Kelly, Chairman

Benjamin A. Burditt

A. Richard Juelis

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees billed to Adept for professional services rendered by Armanino LLP, our principal accountants, in respect of the last two fiscal years.

	Fees billed by Armanino LLP for fiscal years ended
	June 30, 2014	June 30, 2013
Audit Fees (1)	$374,942	$349,576
Audit-Related Fees (2)	—	—

Audit and audit-related fees
Tax Fees (3)	—	—
All Other Fees	—	—

Total fees	$374,942	$349,576

(1)	Includes fees for the audit of Adept’s consolidated financial statements and assessment of internal controls included in Adept’s Annual Report on Form 10-K, fees for the review of the interim condensed consolidated financial statements included in Adept’s Quarterly Reports on Form 10-Q, and fees for services that are normally provided by Adept’s independent public accountants in connection with statutory and regulatory filings or engagements. Amount reflects fees billed to date and unbilled accrued fees for services rendered in connection with the audit of the financial statements for fiscal 2014 to date. Additional fees may be incurred and billed for these services. The increase in fees for fiscal 2014 over the prior year was due to Sarbanes-Oxley attestation work performed as a result of Adept’s becoming an ‘accelerated filer’ for SEC reporting purposes.
(2)	Includes fees for assurance and related services that are reasonably related to the performance of the audit or review of Adept’s consolidated financial statements that are not reported under “Audit Fees.”
(3)	Principally includes fees for assistance with preparation of federal, state and foreign tax returns, tax compliance, tax planning, tax advice and tax consulting.

Independent Auditors

The appointment of our independent auditors is approved annually by the Audit Committee of our Board of Directors. Armanino LLP, an independent registered public accounting firm, has been our independent auditor since October 2005 and was our independent auditor for fiscal year 2014. The Audit Committee of our Board of Directors has appointed Armanino LLP as our independent auditor for the fiscal year ending June 30, 2015.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Our Independent Auditors

Pursuant to the Audit Committee charter, the Audit Committee must approve all audit and permissible non-audit services provided by registered public accounting firms for the purposes of preparing and issuing audit reports, performing other audit, review or attest services, or performing non-audit services prior to the engagement with respect to such services. The Audit Committee has delegated authority to the Chairman of the Audit Committee to approve the retention of Adept’s independent auditors for the purpose of such services that result in fees of less than $50,000. All of the services provided by Armanino LLP shown in the table above for 2014 were pre-approved by the Audit Committee without reliance on the de minimis exception provided by Rule 2-01(c)(7)(i)(C) of Regulation S-X. The Audit Committee has determined that the fees for services rendered were compatible with maintaining Armanino LLP’s independence from Adept.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the outstanding shares of Adept common stock held by:

•	each person known by Adept to beneficially own more than 5% of Adept’s outstanding common stock;

•	each director of Adept;

•	each of the executive officers or former executive officers of Adept named in the Summary Compensation Table below; and

•	all current directors and executive officers of Adept as a group.

Applicable percentage ownership in the following table is based on 13,066,054 shares of our common stock outstanding as of September 19, 2014, together with options for the applicable stockholder currently exercisable or exercisable within 60 days after the record date.

This table is based upon information supplied by officers, directors and principal stockholders, and on Schedules 13F filed with the SEC. Beneficial ownership of greater than five percent of Adept’s outstanding common stock reflects ownership as of the most recent date indicated under filings with the SEC except as noted below, while beneficial ownership of executive officers and directors is as of September 19, 2014.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of common stock subject to options or restricted stock awards that are currently exercisable or become exercisable within 60 days after the Record Date, are deemed outstanding for computing the percentage ownership of the person holding the options, but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated, the principal address of each of the following persons is c/o Adept Technology, Inc., 5960 Inglewood Drive, Pleasanton, California 94588.

Beneficial Owner	Number of Common Shares Owned	Number of Stock Options Exercisable in 60 Days	Total Shares Beneficially Owned		Percent of Shares Outstanding
5% Holders
AWM Investment Co., Inc. (Austin W. Marxe and David M. Greenhouse) (1)	1,467,850	—	1,467,850		11.2%
527 Madison Ave., Suite 2600 New York, NY 10022
Hale Capital Management, LP (2) 17 State St., Suite 3230 New York, NY 10004	1,321,700	—	1,321,700		10.1%
Marathon Capital Management (3) 4 North Park Drive, Suite 106 Hunt Valley, MD 21030	758,600	—	758,600		5.8%

Named Executive Officers of Adept
Rob Cain	—	343,229	343,229	(6)	2.6%
Seth Halio	767	72,000	72,767		*
Terry Hannon	651	73,175	73,826		*

Non-employee Directors of Adept
Benjamin A. Burditt	—	22,000	22,000		*
Martin M. Hale, Jr. (4)	—	16,000	1,337,700		10%
A. Richard Juelis (5)	10,000	49,000	59,000		*
Michael P. Kelly	28,590	41,010	69,510		*
Herbert J. Martin	—	49,000	49,000		*

All current executive officers and directors as a group (8 persons) (4)	40,008	665,414	2,027,032		15.5%

*	Less than 1%

(1)	Reflects ownership as reported on Form 4 filed with the SEC on March 20, 2014. Marxe and Greenhouse beneficially own 1,467,850 shares of Adept common stock which consists of: (i) 220,911 shares of common stock owned by Special Situations Cayman Fund, L.P.; (ii) 613,624 shares of common stock owned by Special Situations Fund III QP, L.P.; (iii) 221,709 shares of common stock owned by Special Situations Private Equity Fund, L.P.; (iv) 68,517 shares of common stock owned by Special Situations Technology Fund, L.P.; and (v) 343,089 shares of common stock owned by Special Situations Technology Fund II, L.P. AWM Investment Company, Inc. (“AWM”) serves as the general partner of MGP Advisers Limited Partnership (“MGP”), the general partner of Special Situations Fund III QP, L.P. AWM is also the general partner of and investment adviser to Special Situations Cayman Fund, L.P., and serves as the investment adviser to Special Situations Fund III QP, L.P., Special Situations Technology Fund, L.P., Special Situations Technology Fund II, L.P., and Special Situations Private Equity Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP and AWM. Through their control of MGP and AWM, Messrs. Marxe and Greenhouse share voting and investment control over the portfolio securities of each of the funds listed above.
(2)	Reflects ownership as reported on Schedule 13D/A filed with the SEC on March 11, 2014. The securities reported herein are indirectly held by Hale Capital Partners, LP, a Delaware limited partnership (“Hale Capital”) through HCP-ROBO, LLC, a Delaware limited liability company (“ROBO”) of which Hale Capital is the sole member. Martin M. Hale, Jr. (“MH”) is the Chief Executive Officer of Hale Capital. MH is also (i) the sole owner and managing member of Hale Fund Partners, LLC, a Delaware limited liability company (“HFP”), the general partner of Hale Capital and (ii) the sole owner and Chief Executive Officer of Hale Fund Management, LLC, a Delaware limited liability company (“HFM”), the general partner of Hale Capital Management, LP (“HCM”), the manager of Hale Capital.
(3)	Reflects ownership as reported on Form 13F filed with the SEC for the period ended June 30, 2014.
(4)	Includes the shares reported by Hale Capital. See footnote 2. To the Company’s knowledge, no shares of its common stock are pledged by its executive officers or directors.
(5)	Not standing for re-election.
(6)	Does not include RSUs for up to 112,500 shares granted to Mr. Cain as the number of shares for which the RSUs may vest and settle, if any, is not determinable. The RSUs are further described in footnote 4 to the Summary Compensation Table.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Adept’s executive officers and directors, and persons who own more than ten percent of a registered class of Adept’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Adept with copies of all Section 16(a) forms they file. To Adept’s knowledge, based solely on a review of the copies of such reports furnished to us or written representations received from certain reporting persons, during fiscal 2014, all Section 16(a) filing requirements applicable to our officers and directors were complied with on a timely basis except for five Form 4 filings in connection with director grants in November 2013, which were filed one day late and a Form 5 reporting certain gifts of stock made during the fiscal year by Mr. Juelis. We have not been informed by any greater than ten percent stockholder of an untimely filing by such stockholder, but cannot confirm that all necessary filings by any such person were made timely.

EXECUTIVE COMPENSATION

Compensation Committee Report

The information contained in the report below does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates it by reference therein.

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be furnished in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended June 30, 2014.

Respectfully submitted,

A. Richard Juelis, Chairman

Herbert J. Martin

Martin M. Hale

Benjamin A. Burditt

Compensation Discussion and Analysis

The following is a brief summary of Adept’s compensation structure and the changes that have occurred over the past fiscal year. As Adept was a smaller reporting company during fiscal 2014, Adept is optionally providing this Compensation Discussion and Analysis.

General Objectives

Our overall objective with regards to executive compensation is to provide a compensation package that enables us to attract and retain highly qualified individuals whose abilities are critical to our long-term success, and to motivate these executives to achieve superior performance. Our executive compensation program generally is comprised of three elements: (i) base salary, which is established primarily on the basis of individual qualifications and market considerations, as well as economic conditions and relative parity in treatment of executives and non-executive employees, (ii) performance-based bonus awards, payable in cash, tied to Adept’s achievement of corporate performance goals and individual goals and (iii) long-term stock-based incentive awards that are intended to strengthen the mutuality of interests between the executive officers and the stockholders.

Compensation for Fiscal 2014

Fiscal 2014 Management Incentive Plan

On August 27, 2013, the Board approved the adoption of a Fiscal 2014 Management Incentive Plan (the “2014 Incentive Plan”) which provides for potential performance-based cash compensation for the Company’s executive officers and other key employees. The amount of cash compensation potentially payable under the 2014 Plan was determined based upon (a) the Company meeting or exceeding corporate objectives related to specified levels of revenue and net cash (as both terms are defined in the 2014 Incentive Plan) for the applicable quarter of fiscal 2014, for a total of 12% of the total potential payout in each of the first three quarters, (b) and for purposes of the final payment of 64% of the total possible payout for the fourth quarter, in addition to a specified level of revenue and net cash at fourth quarter end, a specified level of revenue for Adept’s full fiscal 2014 and (c) each participant’s achievement of individual performance objectives in such quarters. Pursuant to the Compensation Committee’s sole discretion, although earned, the named executive officers did not receive any bonus payment for the last quarter of the fiscal year.

Performance Option Program

On August 27, 2013, the Board approved performance stock option grants to its executive and non-executive employees as part of a broad performance incentive program. The options to purchase shares of Adept common stock, one-third of which are subject to an exercise price equal to the grant date common stock price, one-third of which are subject to an exercise price of $4.60, and one-third of which are subject to an exercise price of $6.90, shall vest and become exercisable upon achievement of certain performance objectives tied to growth in the Company’s stock price, earnings per share, revenue and net cash. Grants made under this performance stock option program subject to that date provide that one-third of the options are subject to an exercise price equal to the grant date common stock price, one third are subject to an exercise price which is the higher of the grant date common stock price and $4.60, and one-third of which are subject to an exercise price which is the higher of the grant date common stock price and $6.90. Options granted under the performance option program after August 27, 2013 included exercise prices that differed in amount than the amounts stated above to reflect the relative change in Adept stock price on the date of grant.

Compensation for Fiscal 2015

Adoption of Fiscal 2015 Management Incentive Plan

On June 26, 2014, the Board approved the adoption of a Fiscal 2015 Management Incentive Plan (the “2015 Incentive Plan”) which provides for potential performance-based cash compensation for the Company’s executive officers and other key employees. The actual performance goals, both corporate and individual, under the Incentive Plan are to be set by the Compensation Committee of the Board for each fiscal year at its discretion. The amount of cash compensation potentially payable under the 2015 Incentive Plan for the applicable fiscal year will be determined based upon (a) the Company’s achievement of corporate objectives related to specified levels of financial metrics for each quarter of the applicable fiscal year, the entirety of the applicable fiscal year, or both, and (b) each participant’s achievement of individual performance objectives in such quarters or over the applicable fiscal year. Awards will be paid under the 2015 Incentive Plan contingent upon the applicable corporate and individual performance objectives being met.

Risks of Compensation Policies and Practices

Overall, we believe the executive compensation program structure meets our compensation objectives and is designed to address risks arising from the program, which risk management is overseen by the Compensation Committee. For example:

•	Our compensation programs are heavily weighted toward performance with a meaningful long-term equity component and very limited perquisites.

•	We have no employment contracts of defined length with our executives and no multi-year guarantees for base salary increases, bonuses or equity compensation.

•	We endeavor to increase executive stock ownership to align employee interests with those of our stockholders.

•

We have an incentive compensation clawback policy in our at-risk compensation performance plan to adjust or recover awards if the performance measures on which an award is based are restated in a manner that would reduce the award.

•	Our at-risk compensation focuses upon annual financial performance and not shorter-term periods.

•	Our performance awards remain subject to two-year vesting conditions versus immediate payout.

•	Our Compensation Committee has the ability to exercise discretion (including reducing a payout).

•	We have not re-priced stock options nor do we intend to without seeking stockholder approval.

Summary of Fiscal 2014 Executive Compensation

The following table sets forth certain information with respect to the compensation of our Chief Executive Officer, Chief Financial Officer and up to two executive officers serving during fiscal 2014 other than the CEO and CFO, based on total compensation for their services with us in all capacities during the fiscal years ended June 30, 2014 and 2013.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Stock Awards ($) (4)	Option Grants ($) (5)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($)		Total ($)
Rob Cain President and Chief Executive Officer	2014	$318,365	(1)	$20,000	(2)	$0	$2,207,054	$71,805	$7,171	(6)	$2,624,395
	2013	$85,577				—	$345,000	—	—		$430,577
Seth Halio Chief Financial Officer	2014	$154,250		—		—	$612,600	$21,423	$10,338	(7)	$798,611
Terry Hannon Chief Business Development and Strategy Officer	2014	$253,317		—		—	$450,301	$42,970	$16,564	(8)	$763,152

1)	Mr. Cain’s annual salary for fiscal 2014 was set at $250,000 at the beginning of the fiscal year and was increased effective as of August 27, 2013 to $325,000.
2)	Represents a one-time discretionary bonus granted by the Board in connection with Mr. Cain’s performance.
3)	Represents bonuses paid for performance in the first three quarters of the fiscal year to each individual pursuant to the terms of the 2014 Management Incentive Plan. Based on the Compensation Committee’s sole discretion, no bonus was paid for the last quarter of the fiscal year.
4)	Mr. Cain was granted restricted stock units (“RSUs”) for up to 112,500 shares of common stock that vest upon the earlier of Mr. Cain’s separation from service or a change in control. The number of shares issuable upon vesting and settlement of the RSUs, if any, will be determined based on the Company’s stock price on the vesting date in connection with a change in control. If stock price is $15.00 or more, the RSUs will vest in full; (ii) if the stock price is less than $4.92, the RSUs will not vest and will be forfeited in full; and (iii) if the price of the Company’s common stock on the vesting date is between $4.92 and $15.00, the RSUs vest in the amount determined according to a predetermined schedule. In the case of a separation from service, the number of shares that would be settled upon a change in control is first determined and then multiplied by a percentage (between 0% and 100%) determined based on the extent to which certain financial performance criteria has been met. The Company has not yet recognized any compensation expense in connection with this award and therefore there is no value to be reported with respect to this award for fiscal 2014. A maximum of 112,500 shares, with a value as of the grant date of $1,953,000, would be awarded if all criteria is met at its highest levels upon a trigger event.
5)	The amounts in this column represent the aggregate grant date fair value of options calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of stock option awards are set forth in Note 4 to the Consolidated Financial Statements appearing in our Annual Report on Form 10-K filed with the SEC for the period ended June 30, 2014, which is incorporated by reference into this proxy statement.
6)	Includes $6,671 for health care, long-term disability, and life insurance premium payments made by Adept in Fiscal 2014 on behalf of Mr. Cain and $500 in company-match contributions to his 401(k) plan.
7)	Includes $10,338 for health care, long-term disability, and life insurance premium payments made by Adept in Fiscal 2014 on behalf of Mr. Halio.
8)	Includes $16,564 for health care, long-term disability, and life insurance premium payments made by Adept in Fiscal 2014 on behalf of Mr. Hannon.

Narrative Disclosure to Summary Compensation Table

Employment Agreements and Arrangements

In connection with Rob Cain’s employment as President and Chief Executive Officer and election to the Board of Directors, Adept entered into an offer letter agreement with Mr. Cain on August 27, 2013. The letter agreement provides for “at will” employment subject to 30-day notice of termination, an annual salary of $325,000, bonus potential up to $211,250 for attaining performance objectives including Adept cash level, strategic/operating plan, key employee retention and training performance criteria, no longer payable as superseded by Mr. Cain’s 2014 letter agreement, participation in the Company’s management incentive plan, customary vacation accrual, and options to purchase up to 75,000 shares of Adept common stock at an exercise price of $4.60, vesting as to 25,000 shares in three tranches if specified Adept financial and new product and customer sales performance are achieved.

In connection with the appointment of Seth Halio as its Chief Financial Officer, Adept entered into an offer agreement with Mr. Halio on September 11, 2013. The letter agreement provided for “at will” employment with an annual salary of $205,000 and participation in the 2014 Management Incentive Plan, with a target cash incentive of 50% of the base salary upon meeting corporate goals and completion of quarterly objectives mutually agreed upon with the CEO. Mr. Halio also received 90,000 options for shares of performance-based stock. Effective as of July 1, 2014, Mr. Halio’s annual salary has been increased to $245,000.

In connection with the appointment of Terry Hannon as its Chief Business Development & Strategy Officer, Adept entered into an offer agreement with Mr. Hannon on August 27, 2013. The letter agreement provided for “at will” employment with an annual salary of $275,000 and participation in the 2014 Management Incentive Plan, with a target cash incentive of 50% of the base salary upon meeting corporate goals and completion of quarterly objectives mutually agreed upon with the CEO. Mr. Hannon also received 91,463 options for shares of performance-based stock.

The offer letters for the Named Executive Officers described above also provide for benefits upon such Named Executive Officer’s termination of employment in certain circumstances, as well as additional benefits upon a termination in connection with a change in control. For further information regarding these terms, refer to the information provided under the heading “Additional Narrative Disclosure—Termination and Change of Control Arrangements with our Named Executive Officers Serving in Fiscal 2014.”

Equity Grants

During fiscal 2014, we maintained two long-term incentive equity plans in which our NEOs were eligible to participate: the 2003 Stock Option Plan, as amended, which expired in October 2013, and the 2005 Equity Incentive Plan. We refer to these plans as the “Equity Plans.” The Equity Plans are intended to align stockholder and employee interests by creating a direct link between long-term rewards and the value of our common stock. The Equity Plans and Compensation Committee Charter authorize the Compensation Committee to award stock options, restricted stock and restricted stock units, among other securities to our NEOs.

In fiscal 2014, our named executive officers received the following grants of equity awards:

•

Mr. Cain was granted 175,000 fully vested options (147,068 non-qualified stock options and 27,932 incentive stock options) on August 15, 2013. Mr. Cain was granted 128,863 non-qualified stock options on August 27, 2013 that will vest upon the achievement of certain performance criteria, as further described in the Outstanding Equity Awards at Fiscal Year-End table below. Mr. Cain was granted 54,500 nonqualified stock options on January 14, 2014, which shall vest 1/36th per month subject to Mr. Cain’s continued employment. Mr. Cain was also granted up to 112,500 Restricted Stock Units on January 14, 2014 that will vest upon the earlier of Mr. Cain’s termination of employment for any reason or a change in control. The number of shares that will actually vest, if any, will be dependent on certain defined criteria, as further described in the Outstanding Equity Awards at Fiscal Year-End table below.

•

Mr. Halio was granted 90,000 non-qualified stock options on October 3, 2013 that vest upon the achievement of certain performance criteria, as further described in the Outstanding Equity Awards at Fiscal Year-End table below.

•

Mr. Hannon was granted 91,463 non-qualified stock options on August 27, 2013 that vest upon the achievement of certain performance criteria, as further described in the Outstanding Equity Awards at Fiscal Year-End table below.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the outstanding equity awards held by the named executive officers at the end of the fiscal year ended June 30, 2014.

	Option Awards						Stock and Stock Unit Awards
Name	Date of Grant		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Date of Grant		Number of Shares of Stock That Have Not Yet Vested	Market Value of Shares of Stock That Have Not Yet Vested
Rob Cain President and Chief Executive Officer	02/19/2013	(1)	50,000	25,000	$4.60	2/19/2023
	08/15/2013		175,000	—	$3.58	8/15/2023
	8/27/2013	(2)	34,362	8,592	$6.90	8/27/2023
	8/27/2013	(2)	34,366	8,588	$4.60	8/27/2023
	8/27/2013	(2)	34,363	8,592	$3.27	8/27/2023
	1/14/2014	(3)	7,569	46,931	$17.36	1/14/2023
							01/14/2014	(4)	112,500	$1,180,125	(5)
Seth Halio Chief Financial Officer	10/03/2013	(6)	48,000	12,000	$6.76	10/03/2023	—		—	—
	10/03/2013	(6)	24,000	6,000	$6.90	10/03/2023
Terry Hannon Chief Business Development and Strategy Officer	08/27/2013	(2)	24,392	6,096	$3.27	08/27/2023	—		—	—
	8/27/2013	(2)	24,392	6,096	$4.60	8/27/2023
	8/27/2013	(2)	24,391	6,096	$6.90	8/27/2023

1)	Options vest contingent upon achievement of certain executive performance goals with one-third of the options vesting upon achievement of one of three specified Adept financial and new product and customer sales performance targets.
2)	Options vest contingent upon achievement of certain performance criteria: 20% vesting upon the closing stock price exceeding each of the following for 30 consecutive trading days: $7.00, $9.20 and $12.00; 20% vesting upon the two consecutive fiscal quarters of positive earnings per share; 5% vesting upon attaining a minimum specified revenue for or before fiscal 2015 and fiscal 2017; and 5% vesting upon attaining a minimum specified cash at fiscal year-end for or before fiscal 2015 and fiscal 2017. The performance criteria regarding stock price and earnings per share were met as of June 30, 2014 and are no longer applicable.
3)	Options vest in 1/36th increments on each monthly anniversary of the grant date, subject to Mr. Cain’s continued employment.
4)	The RSUs will vest upon the earlier of Mr. Cain’s termination of employment for any reason or a change in control. The number of shares issuable upon vesting and settlement of the RSUs, if any, will be determined based on the Company’s stock price on the vesting date in connection with a change in control. If stock price is $15.00 or more, the RSUs will vest in full; (ii) if the stock price is less than $4.92, the RSUs will not vest and will be forfeited in full; and (iii) if the price of the Company’s common stock on the vesting date is between $4.92 and $15.00, the RSUs vest in the amount determined according to a predetermined schedule. In the case of a separation from service, the number of shares that would be settled upon a change in control is first determined and then multiplied by a percentage (between 0% and 100%) determined based on the extent to which certain financial performance criteria has been met.
5)	Represents the market value of unvested restricted stock held as of June 30, 2014 based on the closing price of a share of Adept common stock of $10.49 on June 30, 2014.
6)	Options vest contingent upon achievement of certain performance criteria: 30% vesting upon the closing stock price exceeding each of the following for 30 consecutive trading days: $9.20 and $12.00; 20% vesting upon the two consecutive fiscal quarters of positive earnings per share; 5% vesting upon attaining a minimum specified revenue for or before fiscal 2015 and fiscal 2017; and 5% vesting upon attaining a minimum specified cash at fiscal year-end for or before fiscal 2015 and fiscal 2017. The performance criteria regarding stock price and earnings per share were met as of June 30, 2014 and are no longer applicable.

Option Exercises During Fiscal Year 2014

None of the named executive officers exercised stock options during the fiscal year ended June 30, 2014.

Additional Narrative Disclosure

Termination and Change of Control Arrangements with our Named Executive Officers Serving in Fiscal 2014

Pursuant to the employment letter agreements entered into with Mr. Cain and Mr. Hannon in Fiscal 2014, if Mr. Cain or Mr. Hannon is terminated by Adept for any reason other than cause, and except as covered by the Change in Control Severance Agreement with Messrs. Cain and Hannon, and upon signing a separation agreement, that officer will be entitled to severance payment equal to the following amount, calculated according to his base salary at the time of termination:

Months Employed from letter agreement	Months of Salary
0-12 months	3 months
13-24 months	6 months
25+ months	12 months

Payment of the officer’s continued salary will be due in lump sum upon termination or in regular pay periods over the prescribed period at the discretion of the Company. In addition to continued salary, the Company will cover the officer’s COBRA expenses for the length of time for which he is entitled to continued salary.

Pursuant to Mr. Halio’s employment letter agreement entered into in Fiscal 2014, if Mr. Halio is terminated by Adept for any reason other than cause, and except as covered by the Change in Control Severance Agreement with Mr. Halio and upon signing a separation agreement, Mr. Halio will be entitled to severance payments equal to the following amount, calculated according to his base salary at the time of termination:

Months Employed from letter agreement	Months of Salary
6-12 months	1 month
12+ months	3 months

Payment of his continued salary will be in due in lump sum upon termination or in regular pay periods over the prescribed period at the discretion of the company. In addition to continued salary, the company will cover Mr. Halio’s COBRA expenses for the length of time for which he is entitled to continued salary.

Change in Control Severance Agreements

During fiscal 2014, the Board approved Change in Control Severance Agreements with its three executive officers and chief technical officer. The Agreements provide that upon a qualified termination in connection with a change in control and subject to the execution of a separation agreement with the Company, the employee shall be entitled to

•

Payments equal to the sum of the annual base salary and bonus (subject to a multiple of two for the Chief Executive Officer and 1.5 for the Chief Financial Officer) and the pro-rata portion of executive’s bonus based on performance through the termination date; and

•	Reimbursement of premium costs in excess of active employee rates for COBRA or other such medical coverage for one year following termination,

Provided that the aggregate payments shall not exceed a specified percentage of the net consideration paid to the Company’s equity holders in connection with the change in control.

The Agreements provide that equity awards (other than those Restricted Stock Units granted to Mr. Cain on January 14, 2014 which will remain subject to the terms of the award agreement) are subject to the Change in Control Plan for Equity Awards, and that termination by the employee for good reason in connection with, or within twelve months following, a change in control will result in acceleration and vesting of unvested equity awards. The Change in Control Plan for Equity Awards provides that upon a change in control, (a) all assumed equity awards that are subject to performance-based vesting criteria will be converted into time-based awards that shall vest based upon a reasonable time or service-based vesting criteria as determined by the Compensation Committee in its sole discretion, (b) in the event of an involuntary termination within twelve months following the change in control, all outstanding equity awards will vest in full and (c) if equity awards are not assumed in connection with a change in control or as a result of which, the common stock of the successor company is not or will no longer be traded on a U.S. public securities market, then all outstanding equity awards shall vest in full prior to the change in control.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our common stock that may be issued upon exercise of options and rights under all of our equity compensation plans as of June 30, 2014 including options granted under the now-expired 1995 Director Option Plan, 1993 Stock Plan, 2001 Stock Option Plan, 2003 Stock Option Plan, 2004 Director Plan, 2005 Equity Incentive Plan and 2008 Employee Stock Purchase Plan.

Each of the plans requires stockholder approval to materially increase the number of shares of common stock authorized for issuance or reduce the exercise price of any outstanding option under such plans, in some cases where required by law or the requirements of the applicable exchange where Adept common stock is listed.

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights (a)	Weighted-average exercise price of outstanding options and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders (1)	1,272,568	$5.87	679,593
Equity compensation plans not approved by security holders	—	—	—
Total	1,272,568	$5.87	679,593	(2)

(1)	Excludes purchase rights accruing under our 2008 Employee Stock Purchase Plan, for which remaining available rights are included in column (c). Does not reflect grants of options made after June 30, 2014, including pursuant to the performance option program described in this proxy statement.
(2)	Includes 313,928 shares available for issuance under the 2008 Employee Stock Purchase Plan as of July 1, 2013. Also includes 365,665 shares available for issuance at the end of fiscal 2014 under the 2005 Equity Incentive Plan. The 2003 Plan expired in October 2013.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Transactions

Preferred Stock

In February, 2014, Adept exercised its right to convert shares of Adept’s convertible preferred stock owned by Hale Capital as authorized by the Board of Directors of Adept (other than Mr. Hale). All 8,000 outstanding shares of preferred stock held by Hale Capital were converted into 1,739,130 common shares and the final dividend obligation of the Company relating to the preferred stock was satisfied in full. Since the February 2014 conversion, Adept only has one class of outstanding common stock remaining.

Adept’s Nominating and Corporate Governance Committee, pursuant to its Charter, or all disinterested members of the Board of Directors, reviews all related party transactions of Adept annually, and as and when they arise as needed. This review covers all “transactions” with a “related person” as such terms are defined in Item 404 of Regulation S-K.

Other Matters

Adept knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

Adjournment of the Annual Meeting

In the event that there are not sufficient votes to approve any proposal incorporated in this proxy statement at the time of the Annual Meeting, the proposal could not be approved unless the Annual Meeting was adjourned in order to permit further solicitation of proxies from holders of Adept common stock. Proxies that are being solicited by Adept’s Board grant discretionary authority to vote for any adjournment, if necessary. If it is necessary to adjourn the Annual Meeting, and the adjournment is for a period of less than 30 days, no notice of the date, time and place of the adjourned meeting is required to be given to the stockholders other than an announcement of the date, time and place at the Annual Meeting. The meeting may be adjourned by the Board of Directors, the CEO or a majority of the shares represented and voting at the Annual Meeting and entitled to vote, regardless of whether there is a quorum present at the Annual Meeting.

A copy of Adept’s Annual Report for fiscal 2014 can be accessed as instructed in the Notice of Internet Availability of Proxy Materials or a paper copy of the Annual Report for fiscal 2014 can be requested as described in the Notice of Internet Availability of Proxy Materials or as described herein by all stockholders entitled to notice of and to vote at the Annual Meeting concurrently with this proxy statement. The Annual Report is not incorporated into this proxy statement and is not proxy soliciting material.

By Order of the Board of Directors

Rob Cain
President, Chief Executive Officer and Assistant Secretary

Dated: October 1, 2014

APPENDIX A

ADEPT TECHNOLOGY, INC.

2005 EQUITY INCENTIVE PLAN

Adopted by the Board June 16, 2005

Approved by the Stockholders November 3, 2005

Amended November 4, 2005 and Approved by the Stockholders November 9, 2007

Amended June 4, 2009 and Approved by the Stockholder November 6, 2009)

Amended August 31, 2011 (for Stockholder Approval November 9, 2011)

Amended August 13, 2014 (for Stockholder Approval November 13, 2014)

Termination Date: June 16, 2020

1. Purpose

The purpose of the Adept Technology, Inc. 2005 Equity Incentive Plan (the “Plan”) is to advance the interests of Adept Technology, Inc. (the “Company”) by stimulating the efforts of employees, officers, directors and consultants, in each case who are selected to be participants, by heightening the desire of such persons to continue in working toward and contributing to the success and progress of the Company. The Plan supersedes the Amended and Restated Adept Technology, Inc. 2004 Director Option Plan with respect to awards made on and after November 9, 2011, and provides for the grant of Incentive and Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units, any of which may be performance-based, and for Performance Award Units, which may be paid in cash or stock or a combination thereof, as determined by the Committee.

2. Definitions

As used in the Plan, the following terms will have the meanings set forth below:

(a) “Award” means an Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Performance Award Unit granted to a Participant pursuant to the provisions of the Plan, any of which the Committee may structure to qualify in whole or in part as “performance-based compensation” under Section 162(m) of the Code.

(b) “Award Agreement” means a written or electronic agreement or other instrument as may be approved from time to time by the Committee implementing the grant of each Award. An Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Committee.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” means, unless the Committee or the Board provides otherwise, the occurrence of any of the following events:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then outstanding Shares (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions will not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company or (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company.

(ii) In any 12-month period, the individuals who, as of the beginning of the 12-month period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries; or

(iv) The sale or other disposition of all or substantially all of the assets of the Company to any Person, other than a transfer to any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company.

(v) A complete liquidation or dissolution of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issued thereunder.

(f) “Committee” has the meaning set forth in Section 3.

(g) “Company” means Adept Technology, Inc., a Delaware corporation.

(h) “Consultant” means any consultant, independent contractor or adviser rendering services to the Company or any Subsidiary (provided that such person renders bona fide services not in connection with the offering and sale of securities in capital raising transactions).

(i) “Director” means each member of the Board who is not an officer or employee of the Company or any Subsidiary. For purposes of this Plan, the payment of a director’s fee by the Company shall not in and of itself constitute “employment” by the Company.

(j) “Fair Market Value” on a date means the closing price per Share on such date as quoted on the NASDAQ Global Market (“NASDAQ”), the Over-the-Counter Bulletin Board or such other market in which such Share prices are regularly quoted, unless the Committee provides otherwise. If there is no regular public trading market for the Shares, the Fair Market Value of the Shares shall be determined by the Committee in good faith and in compliance with Section 409A of the Code.

(k) “Incentive Stock Option” means a stock option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(l) “Nonqualified Stock Option” means a stock option that does not qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(m) “Option” means an Incentive Stock Option and/or a Nonqualified Stock Option granted pursuant to Section 7.

(n) “Participant” means any individual described in Section 4 to whom the Committee grants or has granted Awards and any authorized transferee of such individual.

(o) “Performance Award Unit” means a bonus opportunity awarded under Section 10 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of performance criteria specified in the Award Agreement.

(p) “Plan” means Adept Technology, Inc. 2005 Equity Incentive Plan as set forth herein and as amended from time to time.

(q) “Qualifying Performance Criteria” has the meaning set forth in Section 14(b).

(r) “Restricted Stock” means Shares granted pursuant to Section 9.

(s) “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 9 pursuant to which Shares or cash in lieu thereof may be issued in the future.

(t) “Retirement” shall have the meaning specified by the Committee in the terms of an Award or, in the absence of any such term, shall mean retirement from active employment with the Company or its Subsidiaries (i) at or after age 55 and with the approval of the Committee or (ii) at or after age 65. The determination of the Committee as to an individual’s Retirement shall be conclusive on all parties.

(u) “Shares” means shares of the Company’s common stock, par value $0.001, subject to adjustment as provided in Section 13.

(v) “Stock Appreciation Right” means a right granted pursuant to Section 8 that entitles the Participant to receive, in cash, Shares or a combination thereof, an amount equal to or otherwise based on the excess of (i) the Fair Market Value of a specified number of Shares when exercised, over (ii) the exercise price of the right, as established by the Committee when granted.

(w) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company where each of the corporations in the unbroken chain other than the last corporation owns stock possessing at least 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and if specifically determined by the Committee in the context other than with respect to Incentive Stock Options, may include an entity in which the Company has a significant ownership interest or that the Company directly or indirectly controls.

(x) “Total and Permanent Disablement” shall have the meaning set forth in Section 22(e)(3) of the Code. The determination of the Committee as to an individual’s Total and Permanent Disablement shall be conclusive on all parties.

3. Administration

(a) Administration of the Plan. The Compensation Committee of the Board or another committee of two or more directors as established by the Board will administer the Plan (the “Committee”). Any power of the Committee may also be exercised by the Board of Directors, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act or disqualify an Award intended to qualify for treatment as performance-based compensation under Section 162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action will control.

(b) Delegation of Authority by the Committee. The Committee may delegate to a subcommittee (a “Subcommittee”) composed of one or more officers of the Company (who may but need not be members of the Board) the ability to grant Awards and take the same actions as the Committee described in Section 3(c) or elsewhere in the Plan with respect to Participants who are not executive officers; provided, however, that the resolution authorizing the Subcommittee must specify the total number of Shares that may be subject to Awards granted by the Subcommittee pursuant to the delegated authority. Any Award granted by the Subcommittee will be subject to the form of Award Agreement approved in advance by the Committee. No officer who is a member of the Subcommittee may be granted Awards under the authority delegated to the Subcommittee. Any action by any Subcommittee within the scope of such delegation will be treated for all purposes as if taken by the Committee and references in this Plan to the Committee will include any such Subcommittee. The Committee may also delegate the administration of the Plan to one or more officers of the Company (each a “Plan Administrator”), and the Plan Administrator(s) may have the authority to execute and distribute Award Agreements or other documents evidencing or relating to Awards, maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards, process or oversee the issuance of Shares upon the exercise, vesting and/or settlement of an Award, interpret and administer the terms of Award Agreements and to take such other actions as may be necessary or appropriate for the administration of the Plan and of Awards under the Plan, subject to the Committee’s ultimate authority to administer and interpret the Plan.

(c) Powers of Committee. Subject to the express provisions of this Plan, the Committee will be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are eligible under Section 4 to be granted Awards and the timing of Awards, if any, to be granted to such eligible persons; (iii) to grant Awards to Participants and determine the terms and conditions of Awards, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment or consulting services, the satisfaction of performance criteria, the occurrence of certain events (including events which the Board or the Committee determine constitute a Change in Control), or other factors; (iv) to establish and certify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of Award Agreements or other documents relating to Awards made under this Plan (which may be different) and the terms of or form of any document or notice the Participants are required to deliver to the Company; (vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 13; (vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and (viii) to make all other determinations deemed necessary or advisable for the administration of this Plan.

(d) Determinations by the Committee. All decisions, determinations and interpretations by the Committee related to the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, will be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Committee will consider those factors as it deems relevant, in its sole and absolute discretion, to making any decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

(e) Subsidiary Awards. In the case of a grant of an Award to any Participant employed by or consulting for a Subsidiary, the Company may implement such a grant, if the Committee so directs, by issuing any subject shares to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the shares to the Participant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, the Subsidiary may issue the Award by and in its name and the Award will be deemed granted on the date determined by the Committee.

4. Eligibility

The Committee may select any Director, Consultant or person who is a current or prospective officer or employee (including any member of the Board who is also an employee, in his or her capacity as such) of the Company or of any Subsidiary for the grant of Awards. Options intending to qualify as Incentive Stock Options may only be granted to employees of the Company or any Subsidiary within the meaning of the Code.

5. Effective Date and Termination of Plan

The Company’s Board adopted this Plan as of June 16, 2005 (the “Effective Date”), subject to approval of the Company’s shareholders. Following the Initial Effective Date, the Company’s Board approved changes to the Plan and the version herein was adopted by the Company’s Board as of August 13, 2014, subject to approval of the Company’s shareholders. The Plan will remain available for the grant of Awards until June 16, 2020. Notwithstanding the foregoing, the Board may terminate the Plan at any time. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards previously granted and then in effect.

6. Shares Subject to the Plan and to Awards

(a) Aggregate Limits. The maximum aggregate number of Shares issuable pursuant to all Awards is 2,400,000 plus (i) any Shares that were authorized for issuance under the Amended and Restated Adept Technology, Inc. 2004 Director Option Plan (the “Director Plan”) that, as of November 9, 2011, remain available for issuance under the Director Plan (not including any Shares that are subject to, as of November 9, 2011, outstanding awards under the Director Plan or any Shares that prior to November 9, 2011 were issued pursuant to awards granted under the Director Plan) and (ii) any Shares subject to awards granted under the Director Plan that are terminated, expire unexercised, forfeited or settled in cash; provided that, (x) any Shares issued under Options or Stock Appreciation Rights on or after November 9, 2011 shall be counted against this limit on a one-for-one basis; and (ii) any Shares issued under Awards other than Options or Stock Appreciation Rights on or after November 9, 2011 shall be counted against this limit as 1.5 Shares for every one (1) Share subject to such Award. The aggregate number of Shares available for grant under this Plan and the number of Shares subject to outstanding Awards will be subject to adjustment as provided in Section 13. The Shares issued pursuant to Awards granted under this Plan may be authorized and unissued shares or shares that the Company reacquired, including shares purchased in the open market.

(b) Issuance of Shares. For purposes of Section 6(a), the aggregate number of Shares issued under this Plan at any time equals only the number of Shares actually issued upon exercise or settlement of an Award. Notwithstanding the foregoing, Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are: (i) Shares that were subject to a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Stock Appreciation Right, (ii) Shares used to pay the exercise price of an Option, (iii) Shares delivered to or withheld by the Company to pay the withholding taxes related an Award, or (iv) Shares repurchased on the open market with the proceeds of an Option exercise. Shares (i) subject to Awards that are canceled, expired, forfeited or otherwise not issued under and Award and Shares subject to Awards settled in cash shall not count as Shares issued under this Plan. Any Shares that become available for issuance or transfer under the Plan under this Section 6(b) will be added back as (x) one Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan (or options or stock appreciation rights granted under the Director Plan), and (y) as 1.5 Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan (or awards other than options or stock appreciation rights granted under the Director Plan).

(c) Tax Code Limits. The maximum aggregate number of Shares issuable under all Awards granted under this Plan during any calendar year to any one Participant is 170,000, which number will be calculated and adjusted pursuant to Section 13 only to the extent that such calculation or adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Section 162(m) of the Code. The maximum aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan is 2,000,000, which number will be calculated and adjusted pursuant to Section 13 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code. The maximum amount payable pursuant to that portion of a Performance Award Unit granted under this Plan in any calendar year to any Participant that is denominated in dollars (as opposed to Shares) and is intended to satisfy the requirements for “performance based compensation” under Section 162(m) of the Code is Four Hundred Thousand ($400,000).

7. Options

(a) Option Awards. The Committee may grant Options to Participants at any time prior to the termination of the Plan. No Participant will have any rights as a shareholder with respect to any Shares subject to Options until said Shares have been issued. Each Option will be evidenced by an Award Agreement. Options granted pursuant to the Plan may be different but each Option must contain and be subject to the terms and conditions set forth below.

(b) Price. The Committee will establish the exercise price per Share of each Option, which, in no event will the purchase price be less than the Fair Market Value of a Share on the date of grant; provided, however, that if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Shareholder”), the purchase price of the Option must be at least 110 percent of the Fair Market Value of a Share on the date of grant; and provided further, however, that the exercise price per Share with respect to an Option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than 100% of the Fair Market Value on the date such Option is granted if based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition. The exercise price of any Option may be paid in cash or, to the extent allowed by the Committee, an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery of previously owned Shares, withholding of Shares deliverable upon exercise or a combination thereof.

(c) No Repricing. Other than in connection with a change in the Company’s capitalization (as described in Section 13), at any time when the exercise price of an Option is above the Fair Market Value of a Share, the Company shall not, without stockholder approval, (i) reduce the exercise price of such Option, (ii) exchange such Option for cash, another Award or a new Option or Stock Appreciation Right with a lower exercise or base price or (iii) otherwise reprice such Option.

(d) Vesting and Expiration of Options. Unless otherwise specified by the Committee or in Section 7(f), Options shall vest monthly following the grant date as to 1/48th of the Options granted (for a total of four year vesting) Unless provided otherwise in the applicable Award Agreement, the vesting period and/or exercisability of an Option may be adjusted by the Committee during or to reflect the effects of any period during which the Participant is on an approved leave of absence or is employed on a less than full-time basis, and the Committee may take into consideration any accounting consequences to the Company. Notwithstanding the foregoing, unless the Shares are quoted on the NASDAQ or other national stock exchange, in the case of an Option granted to persons other than directors or officers of the Company, the Option’s vesting period shall be at least 20% per year over five years from the date the Option is granted, subject to reasonable conditions including, without limitation, continued employment or consulting services; provided, however, that in the case of an Option granted to officers of the Company or its affiliates, the Option shall vest at any time or during any period established by the Committee subject to the terms of this Plan and the Award Agreement. Each Option will expire within a period of not more than ten (10) years from the date of grant, subject to earlier expiration of an Option upon termination of service as specified in the Award Agreement.

(e) Incentive Stock Options. Notwithstanding anything to the contrary in this Section 7, in the case of the grant of an Option intending to qualify as an Incentive Stock Option: (i) if the Participant is a 10% Shareholder, the Option must expire within a period of not more than five (5) years from the date of grant, and (ii) termination of employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its Subsidiaries. Notwithstanding anything in this Section 7 to the contrary, options designated as Incentive Stock Options will be ineligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that (i) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (ii) such Options otherwise remain exercisable but are not exercised within three (3) months after of termination of employment (or such other period of time provided in Section 422 of the Code).

(f) Automatic Director Option Grants.

(i) Procedure for Grants. All grants of Options to Directors under this Section 7(f) shall be automatic and nondiscretionary and shall be made strictly in accordance with the provisions of this Section 7(f). No person shall have any discretion to select which Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Directors.

(ii) Initial Grant. Each Director who first becomes a Director shall be automatically granted an Option to purchase 10,000 Shares (the “First Option”) on the date on which such person first becomes a Director (whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy); provided, however, that a member of the Board who is not an Director, who first becomes a Director by virtue of ceasing to be an employee of the Company or any Subsidiary while remaining a member of the Board, shall not receive a First Option.

(iii) Annual Grant. Each Director shall be automatically granted an Option to purchase 6,000 Shares (a “Subsequent Option”) at the next meeting of the Board following the annual meeting of the stockholders of the Company in each year that the Plan is in effect provided he or she is then a Director and if as of such date, he or she has served on the Board for at least the preceding six (6) months prior to such date.

(iv) Vesting.

(A) Initial Grants. Subject to Sections 7(f)(v) and 13, each First Option shall become exercisable as to fifty percent (50%) of the Shares subject to the First Option on the date of the next annual meeting of stockholders following the date of grant and the remaining fifty percent (50%) of the Shares subject to the First Option on the date of the second annual meeting of stockholders following the date of grant, provided that the Participant continues to serve as a Director as of such dates.

(B) Annual Grants. Subject to Sections 7(f)(v) and 13, each Subsequent Option shall become exercisable in full on the date of the next annual meeting of stockholders following the date of grant, provided that the Participant continues to serve as a Director on such date.

(v) Treatment Upon Certain Events.

(A) Dissolution or Liquidation. In the event of a Change in Control as described in Section 2(d)(v), to the extent that an Initial Option or Subsequent Option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

(B) Merger or Asset Sale.

(1) In the event of a Change in Control as described under Sections 2(d)(i), (iii) or (iv), each outstanding Initial Option or Subsequent Option may be assumed or an equivalent option may be substituted by the successor corporation or a Subsidiary of the successor corporation. If such successor corporation assumes or substitutes an equivalent option for the Initial Option or Subsequent Option, the Initial Option or Subsequent Option or equivalent option shall continue to become exercisable as provided in Section 7(f) for so long as Participant remains a member of the Board or the Participant serves as a director of the successor corporation or a Subsidiary of the successor corporation. Upon the Participant’s termination of status as a member of the Board or of the successor (or Subsidiary thereof), as applicable, following a Change in Control as described under Sections 2(d)(i), (iii) or (iv), the Participant’s outstanding Initial Option or Subsequent Option(s) shall become fully exercisable, including as to Shares as to which such Initial Option or Subsequent Option(s) would not otherwise be exercisable, and shall remain exercisable in accordance with the applicable Award Agreement.

(2) In the event that the successor corporation does not agree to assume the Initial Option or Subsequent Option or to substitute an equivalent option, each outstanding Initial Option or Subsequent Option shall become fully vested and exercisable, including as to Shares as to which it would not otherwise be exercisable. If an Initial Option or Subsequent Option becomes fully vested and exercisable in accordance with this paragraph, the Board shall notify the Participant that the Initial Option or Subsequent Option shall be fully exercisable, and, to the extent not exercised prior to the Change in Control, the Initial Option or Subsequent Option shall terminate upon the Change in Control.

(vi) Right to Exercise. Each Option shall be exercisable only while the Director remains a member of the Board, except as set forth in Section 7(d) hereof or in the applicable Award Agreement.

(vii) Terms and Conditions. Except as provided in Section 7(f) or in a Participant’s Award Agreement, the Options shall be subject to the terms and conditions applicable to Options under this Plan.

8. Stock Appreciation Rights

Stock Appreciation Rights may be granted to Participants either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 7. The provisions of Stock Appreciation Rights do not need to be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. All Stock Appreciation Rights under the Plan will be granted subject to the same terms and conditions applicable to Options as set forth in Section 7; provided, however, that Stock Appreciation Rights granted in tandem with a previously granted Option will have the terms and conditions of such Option. Subject to the provisions of Section 7, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it deems appropriate. Stock Appreciation Rights may be settled in Shares, cash or a combination of both. Other than in connection with a change in the Company’s capitalization (as described in Section 13), at any time when the exercise price of a Stock Appreciation Right is above the Fair Market Value of a Share, the Company shall not, without stockholder approval, (i) reduce the exercise price of such Stock Appreciation Right, (ii) exchange such Stock Appreciation Right for cash, another Award or a new Option or Stock Appreciation Right with a lower exercise or base price or (iii) otherwise reprice such Stock Appreciation Right. Each Stock Appreciation Right will be evidenced by an Award Agreement.

9. Restricted Stock and Restricted Stock Units

(a) Restricted Stock and Restricted Stock Unit Awards. Restricted Stock and Restricted Stock Units may be granted at any time before the termination of the Plan to Participants selected by the Committee. Restricted Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Committee deems appropriate. Restricted Stock Units are Awards denominated in units of Shares under which the issuance of Shares is subject to such conditions (including continued employment or performance conditions) and terms, as the Committee deems appropriate. Each grant of Restricted Stock and Restricted Stock Units will be evidenced by an Award Agreement. Unless the Committee determines otherwise, each Restricted Stock Unit will be equal to one Share. To the extent determined by the Committee, Restricted Stock and Restricted Stock Units may be satisfied or settled in Shares, cash or a combination thereof. Restricted Stock and Restricted Stock Units granted pursuant to the Plan do not need to be identical, but each grant of Restricted Stock and Restricted Stock Units must contain and be subject to the terms and conditions set forth herein.

(b) Contents of Award Agreement. Each Award Agreement will contain provisions regarding (i) the number of Shares or Restricted Stock Units subject to such Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment, (iii) the performance criteria, if any, and level of achievement versus these criteria that will determine the number of Restricted Stock or Restricted Stock Units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Restricted Stock or Restricted Stock Units as may be determined by the Committee, (v) the term of the performance period, if any, as to which performance will be measured for determining the number of such Restricted Stock or Restricted Stock Units, (vi) restrictions on the transferability of the Restricted Stock or Restricted Stock Units, and (vii) such further terms and conditions in each case not inconsistent with this Plan as may be determined by the Committee. Shares issued under a Restricted Stock or Restricted Stock Unit Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Committee may provide.

(c) Vesting and Performance Criteria. The grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock and Restricted Stock Units will occur when and in such installments as the Committee determines or under criteria the Committees establishes, which may include Qualifying Performance Criteria or other criteria. The grant, issuance, retention, vesting and/or settlement of Shares under any Restricted Stock or Restricted Stock Unit Award that is based upon continued employment or the passage of time shall vest or be settled in full over a period determined by the Committee, and the Committee may provide for the satisfaction and/or lapse of all conditions under any such Award in the event of the Participant’s death, disability or in connection with a Change in Control, and the Committee may provide that any such restriction or limitation will not apply in the case of a Restricted Stock or Restricted Stock Unit Award that is issued in payment or settlement of compensation that has been earned by the Participant. Notwithstanding anything in this Plan to the contrary, the performance criteria for any Restricted Stock or Restricted Stock Unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified when the Restricted Stock or Restricted Stock Unit is granted.

(d) Discretionary Adjustments and Limits. Subject to the limits imposed under Section 162(m) of the Code for Awards that are intended to qualify as “performance based compensation,” notwithstanding the satisfaction of any performance goals, the Committee, to the extent specified in the Award Agreement, may reduce the number of Shares granted, issued, retainable and/or vested under an Award of Restricted Stock or Restricted Stock Units on account of either financial performance or personal performance evaluations on the basis of such further considerations as the Committee will determine.

(e) Voting Rights. Unless otherwise determined by the Committee, Participants holding shares of Restricted Stock granted under this Plan may exercise full voting rights with respect to those shares during the period of restriction. Participants will have no voting rights with respect to Shares underlying Restricted Stock Units unless and until such Shares are reflected as issued and outstanding shares on the Company’s stock ledger.

(f) Dividends and Distributions. Participants in whose name Restricted Stock is granted will be entitled to receive all dividends and other distributions paid with respect to those Shares, unless determined otherwise by the Committee. Any such dividends or distributions will be automatically reinvested in additional Shares of Restricted Stock and subject to the same restrictions on transferability and vesting conditions as the Restricted Stock with respect to which they were distributed. Shares underlying Restricted Stock Units will be entitled to dividends or dividend equivalents only to the extent provided by the Committee. Notwithstanding anything herein to the contrary, in no event shall dividends or dividend equivalents be currently payable with respect to unvested or unearned Restricted Stock Units that are subject to performance criteria.

10. Performance Award Units

(a) General. Each Performance Award Unit Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to the performance criteria established for a performance period established by the Committee.

(b) Award Agreement. The terms of any Performance Award Unit will be set forth in an Award Agreement. Each Award Agreement evidencing an Performance Award Unit will contain provisions about (i) the target and maximum amount payable to the Participant as a Performance Award Unit, (ii) the performance criteria and level of achievement versus these criteria that will determine the amount of such payment, (iii) the term of the performance period as to which performance will be measured for determining the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Performance Award Unit before actual payment, (vi) forfeiture provisions and (vii) such further terms and conditions, in each case consistent with this Plan as the Committee may periodically determine.

(c) Performance Criteria. The Committee will establish the performance criteria and level of achievement versus these criteria that will determine the target and maximum amount payable under a Performance Award Unit, which criteria may be based on financial performance and/or personal performance evaluations. The Committee may specify the percentage of the target Performance Award Unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of a Performance Award Unit that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on the Qualifying Performance Criteria the Committee selects and specifies when the Performance Award Unit is granted.

(d) Timing and Form of Payment. The Committee will determine the timing of payment of any Performance Award Unit. Payment of the amount due under a Performance Award Unit may be made in cash or in Shares, as determined by the Committee.

(e) Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the Committee may, to the extent specified in the Award Agreement, reduce the amount paid under a Performance Award Unit on account of either financial performance or personal performance evaluations on the basis of such further considerations as the Committee will determine.

11. Deferral of Gains

The Committee may, in an Award Agreement or otherwise, provide for the deferred delivery of Shares upon settlement, vesting or other events with respect to Restricted Stock or Restricted Stock Units, or in payment or satisfaction of a Performance Award Unit. Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of Shares or any other payment with respect to any Award be allowed if the Committee determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(1)(B) of the Code. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Board.

12. Conditions and Restrictions Upon Securities Subject to Awards

The Committee may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award will be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify before the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements and (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

13. Adjustment of and Changes in the Stock

(a) The number and kind of Shares available for issuance under this Plan (including under any Awards then outstanding), and the number and kind of Shares subject to the individual limits set forth in Section 6 of this Plan, will be equitably adjusted by the Committee as it determines appropriate to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or otherwise, or any other event or transaction that affects the number or kind of Shares of the Company outstanding. Such adjustment shall be designed to comply with Sections 409A and 424 of the Code or, except as otherwise expressly provided in Section 6(c) of this Plan, may be designed to treat the Shares available under the Plan and subject to Awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such Shares to reflect a deemed reinvestment in Shares of the amount distributed to the Company’s securityholders. The terms of any outstanding Award shall also be equitably adjusted by the Administrator as to price, number or kind of Shares subject to such Award, vesting, and other terms to reflect the foregoing events, which adjustments need not be uniform as between different Awards or different types of Awards.

(b) In the event of any other change in the number or kind of outstanding Shares, or any stock or other securities into which such Shares have been changed, or for which Shares have been exchanged, whether by reason of a Change in Control, other merger, consolidation or otherwise, then the Committee will, in its sole discretion, determine the appropriate and equitable adjustment, if any, to be effected. In addition, in the event of a change described in this paragraph, the Committee may accelerate the time or times at which any Award may be exercised and may provide for cancellation of such accelerated Awards that are not exercised within a time prescribed by the Committee in its sole discretion. Notwithstanding anything to the contrary herein, any adjustment to Options granted pursuant to this Plan intended to qualify as Incentive Stock Options must comply with the requirements, provisions and restrictions of the Code.

(c) No right to purchase fractional Shares will result from any adjustment in Awards pursuant to this Section 13. In case of any such adjustment, the Shares subject to the Award will be rounded down to the nearest whole share. The Company will give notice of any adjustment made to each Participant, and such adjustment (whether or not notice is given) will be effective and binding for all purposes of the Plan.

14. Qualifying Performance-Based Compensation

(a) General. The Committee may specify a percentage of an Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for any portion of an Award that is intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Award is granted. The Committee will certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of Shares issued or the amount paid under an

Award intended by the Committee to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code may, to the extent specified in the Award Agreement, be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion determines.

(b) Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” will mean any one or more of the following performance criteria or derivations of such performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either quarterly, semi-annually, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as the Committee specifies: (i) cash flow (before or after dividends), (ii) earnings per share (including earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) total shareholder return, (vi) return on capital (including return on total capital or return on capital employed), (vii) return on assets or net assets, (viii) market capitalization, (ix) economic value added, (x) debt leverage (debt to capital), (xi) revenue, (xii) income or net income, (xiii) operating income, (xiv) operating profit or net operating profit, (xv) operating margin or profit margin, (xvi) return on operating revenue, (xvii) cash from operations, (xviii) operating ratio, (xix) operating revenue, (xx) earnings before interest, taxes, depreciation and amortization (EBITDA), (xxi) adjusted EBITDA, which is earnings before interest income, taxes, depreciation and amortization, goodwill impairment, merger and acquisition-related expenses and stock-based compensation expense, (xxii) product sales (including new user sales), or (xxiii) customer service. To the extent consistent with Section 162(m) of the Code, the Committee shall appropriately adjust any performance evaluation under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary, unusual or non-recurring items as described in applicable accounting provisions and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Forms 10-K or 10-Q for the applicable year. For purposes of clarification and not limitation, at the discretion of the Committee, performance criteria employed pursuant to the Plan may also include items not constituting Qualifying Performance Criteria, or the Committee may appropriately adjust any performance evaluation of Qualifying Performance Criteria or such other criteria in a manner not consistent with Section 162(m) of the Code, provided that compensation may not be determined to be “performance-based compensation” pursuant to Section 162(m) of the Code.

15. Transferability

Unless the Committee specifies otherwise, each Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than (i) by will or the laws of descent and distribution, provided that, if the Shares are quoted on the NASDAQ or other national stock exchange, the Award may also be transferred (ii) pursuant to a domestic relations order or (iii) to any “family member” of the Participant (as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act), to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners; provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant, as modified as the Committee shall determine appropriate, and the transferee shall execute an agreement agreeing to be bound by such terms. Notwithstanding the foregoing, clauses (ii) and (iii) immediately above shall not be available with respect to Incentive Stock Options. Each Option or Stock Appreciation Right will be exercisable during the Participant’s lifetime only by the Participant, the Participant’s guardian or legal representative or an individual or an authorized transferee of the Option or Stock Appreciation Right as permitted pursuant to this Plan.

16. Suspension or Termination of Awards

Except as otherwise provided by the Committee or by applicable law (including, without limitation, Delaware law), if at any time (including after a notice of exercise has been delivered or an Award has vested) the

Chief Executive Officer or any other person designated by the Committee (each such person, an “Authorized Officer”) reasonably believes that a Participant may have committed an Act of Misconduct as described in this Section 16 (which shall constitute “cause” for termination of employment or service), the Authorized Officer, Committee or Board of Directors may suspend the Participant’s rights to exercise any Option, to vest in an Award, and/or to receive payment for or receive Shares in settlement of an Award pending a determination of whether an Act of Misconduct has been committed.

If the Committee or an Authorized Officer determines a Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company or any Subsidiary, breach of fiduciary duty, violation of Company ethics policy or code of conduct, deliberate disregard of Company or Subsidiary rules, or if a Participant makes an unauthorized disclosure of any Company or Subsidiary trade secret or confidential information, solicits any employee or service provider to leave the employ or cease providing services to the Company or any Subsidiary, breaches any intellectual property or assignment of inventions covenant, engages in any conduct constituting unfair competition, breaches any non-competition agreement, induces any Company or Subsidiary customer to breach a contract with the Company or any Subsidiary or to cease doing business with the Company or any Subsidiary, or induces any principal for whom the Company or any Subsidiary acts as agent to terminate such agency relationship (any of the foregoing acts, an “Act of Misconduct”), then except as otherwise provided by the Committee or by applicable law (including, without limitation, Delaware law), (i) neither the Participant nor his or her estate nor transferee will be entitled to exercise any Option or Stock Appreciation Right whatsoever, vest in or have the restrictions on an Incentive Award lapse, or otherwise receive payment or Shares under any Award and (ii) the Participant will forfeit all outstanding Awards. In making such determination, the Committee or an Authorized Officer may give the Participant an opportunity to appear and present evidence on his or her behalf at a hearing before the Committee or an opportunity to submit written comments, documents, information and arguments to be considered by the Committee. Any dispute by a Participant or other person as to the determination of the Committee must be resolved pursuant to Section 23.

17. Compliance with Laws and Regulations

The grant, issuance, vesting, exercise and settlement of Awards under this Plan, and the obligation of the Company to sell, issue or deliver Shares under such Awards, will be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company will not be required to register in a Participant’s name or deliver any Shares before the completion of any registration or qualification of such Shares under any foreign, federal, state or local law or any ruling or regulation of any government body, which the Committee will determine to be necessary or advisable. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company and its Subsidiaries will be relieved of any liability with respect to the failure to issue or sell such Shares absent such requisite authority. No Option will be exercisable and no Shares will be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Stock Option or other Award is effective and current or the Company has determined that such registration is unnecessary. In the event that the Committee determines that the Company is prohibited from issuing Shares in respect of an Award pursuant to the preceding sentence, the Committee may, in its sole discretion, provide for a cash payment to the holder of the Award in settlement thereof in lieu of the issuance of Shares under the Award.

If an Award is granted to or held by a Participant employed or providing services outside the United States, the Committee may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Committee may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Participants employed outside their home country.

18. Withholding

To the extent required by applicable federal, state, local or foreign law, a Participant must satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option exercise, disposition of shares issued under an Incentive Stock Option, the vesting of or settlement of Shares or deferred units under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. To the extent a Participant makes an election under Section 83(b) of the Code, within ten days of filing such election with the Internal Revenue Service, the Participant must notify the Company in writing of such election. The Company and its Subsidiaries will not be required to issue Shares, make any payment or to recognize the transfer or disposition of Shares until the Participant satisfies such obligations. The Committee may permit these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued to the Participant upon exercise of the Option or the vesting or settlement of an Award, or by tendering Shares previously acquired.

19. Amendment of the Plan or Awards

The Board may amend, alter or discontinue this Plan and the Committee may amend, or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 13, no such amendment will, without the approval of the shareholders of the Company:

(a) increase the maximum number of shares for which Awards may be granted under this Plan;

(b) reduce the price at which Options may be granted below the price provided for in Section 7(a);

(c) reduce the exercise price of outstanding Options;

(d) extend the term of this Plan;

(e) change the class of persons eligible to be Participants;

(f) otherwise amend the Plan in any manner requiring shareholder approval by applicable law or under the listing requirements of NASDAQ or other national stock exchange or other market in which Share prices are quoted; or

(g) increase the individual maximum limits in Section 6(c).

No amendment or alteration to the Plan or an Award or Award Agreement will be made which would impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent will be required if the Committee determines in its sole discretion and before the date of any Change in Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation.

20. No Liability of Company

The Company and any Subsidiary or affiliate which is in existence or hereafter comes into existence will not be liable to a Participant or any other person as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

21. Non-Exclusivity of Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval will be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

22. Governing Law

This Plan and any agreements or other documents hereunder will be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation will be deemed to include any successor law, rule or regulation of similar effect or applicability.

23. Arbitration of Disputes

If a Participant or other holder of an Award or person claiming a right under an Award or the Plan wishes to challenge any action of the Committee, the person may do so only by submitting to binding arbitration with respect to such decision. The review by the arbitrator will be limited to determining whether the Participant or other Award holder has proven that the Committee’s decision was arbitrary or capricious. This arbitration will be the sole and exclusive review permitted of the Committee’s decision. Participants, Award holders and persons claiming rights under an Award or the Plan explicitly waive any right to judicial review.

Notice of demand for arbitration will be made in writing to the Committee within thirty (30) days after the applicable decision by the Committee. The arbitrator will be selected by mutual agreement of the Committee and the Participant. If the Committee and the Participant are unable to agree on an arbitrator, the arbitrator will be selected by the American Arbitration Association. The arbitrator, no matter how selected, must be neutral within the meaning of the Commercial Rules of Dispute Resolution of the American Arbitration Association. The arbitrator will administer and conduct the arbitration pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. Each side will bear its own fees and expenses, including its own attorney’s fees, and each side will bear one half of the arbitrator’s fees and expenses; provided, however, that the arbitrator will have the discretion to award the prevailing party its fees and expenses. The arbitrator will have no authority to award exemplary, punitive, special, indirect, consequential, or other extracontractual damages. The decision of the arbitrator on the issue(s) presented for arbitration will be final and conclusive and any court of competent jurisdiction may enforce it.

24. No Right to Employment, Reelection or Continued Service

Nothing in this Plan or an Award Agreement will interfere with or limit in any way the right of the Company, its Subsidiaries and/or its affiliates to terminate any Participant’s employment, consultancy, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment, consultancy or service for any specified period of time. Neither an Award nor any benefits arising under this Plan will constitute an employment contract with the Company, any Subsidiary and/or its affiliates. This Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, its Subsidiaries and/or its affiliates.

25. Financial Statements

To the extent required by applicable law, each Participant will receive a copy of the Company’s annual financial statements.

26. Unfunded Plan

The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Committee or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

27. Section 409A

It is intended that any Options, Stock Appreciation Rights, and Restricted Stock issued pursuant to this Plan and any Award Agreement shall not constitute “deferrals of compensation” within the meaning of Section 409A of the Code and, as a result, shall not be subject to the requirements of Section 409A of the Code. It is further intended that any Restricted Stock Units and Performance Award Units issued pursuant to this Plan and any Award Agreement or other written document establishing the terms and conditions of the Award (which may or may not constitute “deferrals of compensation,” depending on the terms of each Award) shall avoid any “plan failures” within the meaning of Section 409A(a)(1) of the Code. The Plan and each Award Agreement or other written document establishing the terms and conditions of an Award is to be interpreted and administered in a manner consistent with these intentions. However, no guarantee or commitment is made that the Plan, any Award Agreement or any other written document establishing the terms and conditions of an Award shall be administered in accordance with the requirements of Section 409A of the Code, with respect to amounts that are subject to such requirements, or that the Plan, any Award Agreement or any other written document establishing the terms and conditions of an Award shall be administered in a manner that avoids the application of Section 409A of the Code, with respect to amounts that are not subject to such requirements.

28. Required Delay in Payment on Account of a Separation From Service

Notwithstanding any other provision in this Plan, any Award Agreement or any other written document establishing the terms and conditions of an Award, if any Award recipient is a “specified employee,” as defined in Treasury Regulations Section 1.409A-1(i), as of the date of his or her “Separation from Service” (as defined in authoritative IRS guidance under Section 409A of the Code), then, to the extent required by Treasury Regulations Section 1.409A-3(i)(2), any payment made to the Award recipient on account of his or her Separation from Service shall not be made before a date that is six months after the date of his or her Separation from Service. The Committee may elect any of the methods of applying this rule that are permitted under Treasury Regulations Section 1.409A-3(i)(2)(ii).

ADEPT TECHNOLOGY, INC. ATTN: LESLIE BRAZELTON 5960 INGLEWOOD DRIVE PLEASANTON, CA 94588

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ADEPT TECHNOLOGY, INC.				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors			☐	☐	☐
Nominees
	01)	Benjamin A. Burditt	04) Michael P. Kelly
	02)	Rob Cain	05) Herbert J. Martin
	03)	Martin M. Hale, Jr.
The Board of Directors recommends you vote FOR proposal 2:									For	Against	Abstain
2.	Amendments to the 2005 Equity Incentive Plan.								☐	☐	☐
The Board of Directors recommends you vote FOR proposal 3:									For	Against	Abstain
3.	Advisory approval of the compensation of our named executive officers.								☐	☐	☐
The Board of Directors recommends you vote FOR proposal 4:									For	Against	Abstain
4.	Ratification of the selection of Armanino LLP to serve as the independent auditors of the Company for the fiscal year ending June 30, 2015.								☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented in this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3 and 4. If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature			Date				Signature (Joint Owners)	Date

1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M63256-P43492

ADEPT TECHNOLOGY, INC. This proxy is solicited by the Board of Directors 2014 Annual Meeting of Stockholders

The stockholder(s) hereby appoint(s) Rob Cain and Seth Halio, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Adept Technology, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholders to be held at 8:00 a.m. local time on November 13, 2014, at Adept’s corporate offices located at 5960 Inglewood Drive, Pleasanton, California 94588, and any adjournment(s) and postponement(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

The undersigned stockholder(s) hereby revoke(s) all previous proxies for the Annual Meeting and acknowledges receipt of the Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting of Stockholders of Adept Technology, Inc.

Continued and to be signed on reverse side

2